Table of Contents

As filed with the Securities and Exchange Commission on August 14, 2020

Registration No. 333-197692

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Star Alliance International Corp.

(Exact name of registrant as specified in its charter)

Nevada	1000	37-1757067
(State or other jurisdiction of	(Primary standard industrial	(IRS employer
incorporation or organization)	classification code number)	identification number)

5743 Corsa Avenue, Suite 218

Westlake Village, CA 91362

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

5743 Corsa Avenue, Suite 218

Westlake Village, CA 91362

833-443-7827

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael H. Hoffman

Law Offices of Michael H. Hoffman

1521 Alton Road, # 284

Miami beach, FL 33139

541.357.7157

michael@myseclawyer.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging Growth company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price (1)	Amount of Registration Fee (2)

Common Shares for sale by Our Company	12,500,000	$1.00	$12,500,000	$1,662.50

Selling Shareholders	26,597,834	$1.00	$26,597,834	$2,455.70

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $1.00 per share.

SUBJECT TO COMPLETION, DATED August ____, 2020.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

STAR ALLIANCE INTERNATIONAL CORP.

12,500,000 Shares of Common Stock

This prospectus will also allow us to issue up to 12,500,000 common shares (“Shares” or “Securities”) in our initial public offering with a maximum 180 day offering period ending February ____, 2021. The proceeds from the sale of the shares by the company will be available for use by the company. In addition, selling shareholders may sell up to 26,597,834 shares at $1.00 per share and none of these proceeds will be available to the Company. The securities being registered in this offering may be illiquid because they are only quoted on OTC Markets and no market for these securities may develop. The issuer will sell the common stock being registered in this offering at a fixed price of $1.00 per share. The company’s shares are quoted on the OTC Markets.

	Offering Price per Share	Gross Proceeds to Our Company	Net Proceeds to Our Company

Per Share (Initial Public Offering)	$1	$1	$1

Maximum (IPO)	$1	$12,500,000	$12,500,000
Selling Shareholders	$1	$0	$0

Total	$1	$12,500,000	$12,500,000

(1) There are no offering expenses which are relative to the number of shares being sold.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

This offering is a best efforts self-underwritten offering where the officers and directors will be selling the securities and relying on the safe harbor provisions under Rule 3a-1 of the Exchange Act of 1934.

We are not a blank check company and have no plans or intentions to engage in a business combination following this offering.

There is a $1,000 minimum purchase, the offering will terminate upon reaching the maximum proceeds, and the funds will be held in a separate account by the company but it is not a formal escrow or trust account therefor such funds may be available to creditors of the Company.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August____, 2020.

Unless otherwise specified, the information in this prospectus is set forth as of August 14, 2020, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to Star Alliance International Corp. See Cautionary Note Regarding Forward Looking Statements on page 8.

Our Company

The Company was originally incorporated with the name Asteriko Corp. in the State of Nevada on April 17, 2014 under the laws of the State of Nevada. On January 6, 2017 the Board of Directors adopted an Amendment to its Articles and changed the name to Star Alliance International Corp on January 10, 2017. The Company is an emerging growth company and our auditors have issued a going concern opinion.

Business Strategy

The Company has an agreement with the principals of Troy Mining Corporation, a Nevada corporation, with paid claims on approximately 4800 acres consisting of 78 claims and surrounding properties in exchange for cash and stock per an agreement executed on June 11, 2019.

Our executive offices are located at 5743 Corsa Avenue, Suite 218, Westlake Village, CA 91362.

Our telephone number is 833-443-7827.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of—

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company, the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

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Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

This prospectus covers up to 39,097,834 of which 12,500,000 common shares are to be sold by the company at a price of $1.00 per share in a direct public offering.

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ABOUT THIS OFFERING

Securities Being Offered	Up to 12,500,000 shares of Star Alliance International Corp. to be sold by the company at a price of $1.00 per share. In addition, selling shareholders may sell up to 26,597,834 shares at $1.00 per share and none of these proceeds will be available to the Company.

Initial Offering Price	The company will sell up to a maximum of 12,500,000 Shares at a price of $1.00 per share.

Terms of the Offering	The company will offer and sell the shares of its common stock at a price of $1.00 per share in a direct offering to the public.

Termination of the Offering	The offering will conclude when the company has sold all the 12,500,000 shares of common stock offered by it. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 3.

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RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed on April 17, 2014 but we have not yet begun full scale operations. We have not licensed or sold any products commercially and do not have any definitive agreements to do so. We have not proven that our business model will allow us to generate a profit. The Company has not generated any revenue at this time.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of ($2,410,918) as of March 31, 2020 and we expect to continue to incur significant set up expenses in the foreseeable future related to the completion of development and commercialization of our sites. As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

Our Auditors have expressed concerns about our ability to continue operating the business

Our auditors have issued going concern opinions in the audits and it is possible that we may not be able to raise enough funds to operate the business. Furthermore, if we are unable to raise at least 25% of the offering we may not succeed in operating and getting into business at all.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund set up and marketing. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is listed on the OTC Market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2020 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

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There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if our business grows, we will be required to manage multiple relationships. Any further growth by us, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Risks Relating to Our Business

IF WE DO NOT OBTAIN SUBSTANTIAL NEW FINANCING, INCLUDING THE FINANCING SOUGHT IN THIS OFFERING, OUR BUSINESS MAY FAIL.

We have not yet commenced active operations and have not generated any revenue to date. Our business plan calls for investments related to its asset purchase agreement with Troy Mining Corporation as more fully detailed in the Appendix to this Memorandum, see Appendix – Asset Purchase Agreement with Troy Mining Corporation, page 95. Also, our business plan calls for certain basic general and administrative expenses. Based upon the finalization of an NI 43-101 on the Troy mine, the Company may choose to issue a bond to cover capital costs for enhancing production.

Accordingly, we anticipate seeking such subsequent financing through a future offering of debt securities to be secured by the Star Alliance International Corp. assets and other collateral as discussed more fully herein. Although we have interest by several underwriters of debt securities, we do not, at this time, have any firm arrangements for this additional financing. We may not be able to obtain additional financing when required or in the amount and on terms which would be feasible for us.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

The Company has conducted no substantial business activities to date. We have no history of ongoing operations, and substantial funding and additional work will be required to actualize the potential of the Star Alliance International Corp. mining properties and have a successful commercial operation. As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully on an ongoing basis. We have not earned any revenues as of the date of this Memorandum, and thus face a high risk of business failure.

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BECAUSE OF THE UNIQUE DIFFICULTIES AND UNCERTAINTIES INHERENT IN THE MINING BUSINESS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

Potential investors should be aware of the difficulties normally encountered by new mining companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development and commercial operation of mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to mineral extraction, and additional costs and expenses that may exceed current estimates. The commercial production of minerals may also involve numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time, we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position. In addition, there is no assurance that the expenditures made by us in the acquisition of Troy will result in profitable operations.

BECAUSE WE ANTICIPATE OUR OPERATING EXPENSES WILL INCREASE PRIOR TO OUR EARNING REVENUES, WE MAY NEVER ACHIEVE PROFITABILITY.

Prior to commencing commercial production on mining leases acquired with the purchase of Troy, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur continuing and significant losses during our preparations for beginning commercial production. As a result of expenditures and losses we must incur to begin production, we may exhaust all of our resources before we are able to begin producing significant revenues. If we are unable to generate significant revenues from the mining leases acquired from Troy in a timely fashion, we may not be able to earn profits or continue operations in the long term. If we are unsuccessful in addressing these risks, our business will most likely fail.

IF WE ARE UNABLE TO SUCCESSFULLY COMPETE WITHIN THE MINING BUSINESS, WE WILL NOT BE ABLE TO ACHIEVE PROFITABLE OPERATIONS.

The mining business is highly competitive. This industry has a multitude of competitors and no small number of competitors dominates this industry with respect to any of the production of minerals. Many of our competitors have greater financial resources than us. As a result, we may experience difficulty competing with other businesses when conducting development and mining activities.

BECAUSE OF FACTORS BEYOND OUR CONTROL WHICH COULD AFFECT THE PROFITABILITY OF GOLD MINING, WE MAY EXPERIENCE DIFFICULTY GENERATING SIGNIFICANT PROFITS.

Numerous factors beyond our control may affect the profitability of our planned mining operations. These factors include market fluctuations, the proximity and capacity of minerals markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. These factors could inhibit our ability to sell minerals in the event that commercial amounts of minerals are found.

IF WE ARE UNABLE TO MANAGE GROWTH, OUR OPERATIONS COULD BE ADVERSELY AFFECTED.

Our business plan calls for quickly re-opening the Troy mine and actualize commercial production from the mine. Our progress is expected to require the full utilization of our management, financial and other resources. Our ability to manage growth effectively will depend on our ability to quickly scale-up operations and to recruit, train and manage operations, management, and technical personnel. There can be no assurance that management will be able to manage growth effectively. However, our current plan calls for retaining the current successful mine management team for this upgrade in our production expansion plan.

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If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Our failure to properly manage our planned rapid transition to fully active mining operations could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, and our cash flow and results of operations.

IF WE ARE UNABLE TO STAKE ADDITIONAL CLAIMS, OUR OPERATIONS COULD BE ADVERSELY AFFECTED.

Our business plan calls for quickly staking currently available additional claims that comprised the original AT&E property. This for a variety of reasons may not occur and could adversely affect the Company.

RISKS RELATED TO LEGAL UNCERTAINTY

BECAUSE WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATIONS, WHICH MAY CHANGE, THE ANTICIPATED COSTS OF OUR EXPLORATION PROGRAM MAY INCREASE.

There are several governmental regulations that materially restrict mineral exploitation. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our business plan budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business, prevent us from fully executing on our plan of operations, and make compliance with new regulations unduly burdensome.

RISKS RELATED TO OUR COMMON AND PREFERRED STOCK

IF A SECONDARY MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

Although currently there is no public market for our securities the Company has an over the counter (OTC) symbol, "STAL" and as of the date of this PPM, it has filed with the SEC its 10-K filing for the period ending June 30, 2019 and has filed its 10-Qs for the periods ending September 30, 2019, December 31, 2019 and March 31, 2020 and its shares are trading under the stock symbol “STAL”. However, if a public trading market for our common stock is not developed in the future, purchasers of the common stock may have difficulty selling their securities should they desire to do so, and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

BECAUSE WE DO NOT EXPECT TO PAY DIVIDENDS UNTIL SUCH TIME AS IT IS PRACTICABLE, INVESTORS SEEKING CASH DIVIDENDS SHOULD NOT PURCHASE OUR COMMON STOCK.

We have never declared or paid any cash dividends on our common stock. We intend to retain future earnings, if any, to finance the expansion of our business to an optimum efficiency and scale. As a result, we do not anticipate paying any cash dividends until such metrics are achieved. Thereafter, payment of any dividends will be at the discretion of our board of directors after considering various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

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BECAUSE PURCHASERS IN THIS OFFERING WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN THE NET TANGIBLE BOOK VALUE OF THEIR COMMON STOCK, YOU MAY EXPERIENCE DIFFICULTY RECOVERING THE VALUE OF YOUR INVESTMENT.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering. The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $1.00 per share. Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose to sell your shares.

IF WE UNDERTAKE FUTURE OFFERINGS OF OUR COMMON STOCK, PURCHASERS IN THIS OFFERING WILL EXPERIENCE DILUTION OF THEIR OWNERSHIP PERCENTAGE.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold. In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock. In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted. This may, in turn, result in a substantial decrease in the per-share value of your common stock

Risks Relating to our Stock

The Offering price of $1.00 per Share is arbitrary.

The Offering price of $1.00 per Share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares, therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company once the minimum offering amount it reached.

We have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company once the minimum offering amount is reached. The proceeds of the sale may not be sufficient to implement the company’s business strategy.

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Our shares are quoted on the OTC Markets, which could severely impact their liquidity.

Currently our shares are traded on the OTC Market. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the company’s shares may never be quoted on or listed on a higher exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC Markets or listed on an exchange.

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We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•	the ability of the company to offer and sell the shares of common stock offered hereby;

•	the integration of multiple technologies and programs;

•	the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

•	changes in existing and potential relationships with collaborative partners;

•	the ability to retain certain members of management;

•	our expectations regarding general and administrative expenses;

•	our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

•	other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. The Company will be required to update any forward looking statements as required by law.

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USE OF PROCEEDS

With respect to up to 12,500,000 shares of common stock to be sold by the Company, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

Description	25%	50%	75%	100%

Balance due on loan to purchase mine	350,000	350,000	350,000	350,000
Repairs to road	20,000	40,000	60,000	100,000
NI 43-101 Appraisal	70,000	70,000	70,000	70,000
Outstanding overheads, legal and Professional	100,000	100,000	100,000	100,000
Outstanding payroll	120,000	120,000	120,000	120,000
equipment Repair	200,000	200,000	200,000	200,000
new equipment	500,000	500,000	500,000	700,000
Secure all mining claims-repost	40,000	40,000	40,000	40,000
Stake new mining claims	25,000	35,000	35,000	50,000
Mining start-up costs	1,000,000	1,500,000	2,000,000	2,500,000
Surface core drilling	0	1,000,000	2,000,000	2,000,000
Surface Trenching, mapping, sampling	0	185,000	185,000	185,000
Working Capital/Growth	217,500	1,172,500	2,308,750	4,210,000
Contingency (15%)	482,500	937,500	1,406,250	1,875,000

Total	3,125,000	6,250,000	9,375,000	12,500,000

The Company CFO, John C. Baird resigned on August 12, 2020 for personal reasons. A new CFO will be appointed following the funding of the Company.

Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. The offering is being conducted by the officers and directors under the safe harbor provision and is a best efforts, self-underwritten offering. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various funding levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. The table is set out in the perceived order of priority of such purposes, provided however, management may reallocate such proceeds among purposes as the situation dictates. Pending such uses, we intend to place such funds in an FDIC insured bank account.

16

CAPITALIZATION

The following table sets forth our capitalization unaudited as of March 31, 2020

	March 31, 2020	June 30, 2019
	(unaudited)	(audited)
ASSETS
Current assets:
Cash	$3,529	$471
Total current assets	3,529	471

Other assets:
Property and equipment	450,000	–
Mining claims	57,532	–
Total other assets	507,532	–

Total Assets	$511,061	$471

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$40,049	$32,692
Accrued expenses	5,868	2,863
Accrued compensation	95,200	–
Notes payable	421,500	20,000
Note payable – former related party	32,000	32,000
Related party advance	5,721	3,980
Due to former related party	42,651	42,651
Total current liabilities	642,989	134,186

Total liabilities	$642,989	$134,186

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Operating expenses:
General and administrative	$738,608	$7,344	$794,984	$16,950
Professional fees	109,180	22,306	126,680	53,902
Director compensation	441,000	–	469,000	–
Officer compensation	45,000	–	123,000	–

Total operating expenses	1,333,788	29,650	1,513,664	70,852

Loss from operations	(1,333,788)	(29,650)	(1,513,664)	(70,852)

Other expense
Interest expense	(1,745)	(789)	(3,800)	(1,933)
Loss on conversion of accrued salary	(118,000)	–	(118,000)	–
Total other expense	(119,745)	(789)	(121,800)	(1,933)

Loss before provision for income taxes	(1,453,533)	(30,439)	(1,635,464)	(72,785)

Provision for income taxes	–	–	–	–

Net loss	$(1,453,533)	$(30,439)	$(1,635,464)	$(72,785)

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DILUTION

The net tangible book value of our company as of March 31, 2020 was $ (131,428) or ($0.001) per share of common stock on a fully diluted basis. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on March 31, 2020.

Our net tangible book value and our net tangible book value per share will be impacted by the 12,500,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $1.00 per share.

We are registering 12,500,000 new shares of common stock for sale by our company. If all shares are sold at the offering price of $1.00 per share less estimated offering expenses, our net tangible book value and per share dilution under various offering scenarios as of March 31, 2020, is illustrated in the following table:

		Offering (100%)	Offering (75%)	Offering (50%)	Offering (25%)
Book Value Per Share Before Offering
Stockholder equity (deficit)		(131,928)	(131,928)	(131,928)	(131,928)
Subtract: intangible assets		–	–	–	–

Net Tangible Book Value Before		(131,928)	(131,928)	(131,928)	(131,928)
Number of Shares Outstanding		105,713,334	105,713,334	105,713,334	105,713,334

Net Tangible Book Value Per Share Before		(0.001248)	(0.001248)	(0.001248)	(0.001248)

Total Book Value After Offering
Gross proceeds of offering		12,500,000	9,375,000	6,250,000	3,125,000
Subtract: Commission
Offering Costs		–	–	–	–

Net Offering Proceeds		12,500,000	9,375,000	6,250,000	3,125,000

Add: Costs paid included in intangibles above		–	–	–	–
Net tangible book value before		(131,928)	(131,928)	(131,928)	(131,928)

Net Tangible Book Value After Offering	(1)	12,368,072	9,243,072	6,118,072	2,993,072

Share Calculation
Number of shares in offering		12,500,000	9,375,000	6,250,000	3,125,000
Number of shares before		107,953,334	107,953,334	107,953,334	107,953,334

Number of shares after offering	(2)	120,453,334	117,328,334	114,203,334	111,078,334

Change in Net Tangible Book Value Per Share
Net tangible book value per share after (1)/(2)		0.1026794	0.0787795	0.0535717	0.0269456
Net tangible book value per share before		(0.001222)	(0.001222)	(0.001222)	(0.001222)

Change in Net Tangible Book Value		0.1014574	.0.0800015	0.0547937	0.0281676

Dilution
Amount paid per share by investor		1	1	1	1
Net tangible book value per share after		0.1026794	.0787795	.0535717	.0269456

Dilution		0.8973206	0.9212205	0.9464283	0.9730544

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on OTC Markets, Pink exchange. We cannot assure that any market for the shares will be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of July 31, 2020, the Company has sixty one (61) shareholders who hold 107,953,334 shares of issued and outstanding stock, representing 100% of its common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Our Company

Business Strategy

Star Alliance International Corp. (“Star” or “STAL”, the OTC trading symbol) was originally incorporated as Asteriko Corp. in the State of Nevada on April 17, 2014 under the laws of the state of Nevada. Asteriko generated limited or no earnings as a provider of interior decorating products and a travel and tourism service. As a result of a change of control on May 14, 2018 the company changed its focus to the acquisition and development of gold mining as well as certain other mining properties and changed its name to Star. The Company is current with its SEC filings and its common shares are trading under the stock symbol “STAL”.

On August 13, 2019 the Company acquired the assets of Troy Mining Corp, a Nevada corporation ("Troy"). This acquisition includes 78 gold mining claims consisting of approximately 4800 acres, located east/southeast of El Portal, California, in Mariposa County. Under the terms of the asset purchase agreement we acquired 100% of the assets for stock and cash Such assets include a production processing mill together with associated buildings, all the mining and support equipment at the Troy mine site, all the Troy mining claims, and related geological reports relating to the property, assay reports on the property, and all core drilling samples. Based upon the extensive geological reports, core drilling samples, and existing portals, Star believes it can rapidly bring this mining property into economic production. See Garcia Valuation and Gold Reserves respecting AT&E claims (a.k.a. USA Mining claims) of which the Troy claims are a subset.

Description	Garcia Valuation	Est. Reserves	Est. Reserve Value
Mining Claims	2,048,720 oz	2,048,720 ozA	$4.17 billionB

A       See Garcia Valuation and Gold Reserves

B       The price of gold per troy ounce at the close on August 7, 2020 (e.g., $2,035.99/troy oz.)

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Overview of Troy Mining Property, Mariposa County, CA

Location and Means of Access to the Troy Claims

The 79 current mining claims registered to Troy Mining Corporation are located east/southeast of El Portal, California and are located on BLM land. The claims are accessible via California State route 140 with one main portal located approximately two hundred (200) yards east of Hwy 140 and other prime portals located approximately two to two and one-half (2 – 2 ½) miles east of Hwy 140 (based on a direct route). There is a graded dirt road that connects the portals located the greatest distance from Hwy 140 with the highway that is owned and maintained by Troy Mining. This road is approximately five (5) miles in length due to the many required switch-backs in order to build the road into the side of the mountain. With proper maintenance which can be accomplished by the mining company using the equipment purchased for working the mine, this road is normally passable year-round. The road is shared with the Forestry Department who use it to maintain visual surveillance of the area. In addition to this road, there are additional roads owned by Troy that connect the main portal with additional portals located within the claim area. Further, the claims are located at what is considered to be the base of what is commonly known as the “mother lode” area for the west coast.

Overview of Previous Mining Operations on the Troy Claims

There are three main portals (Hite Mine, Gibbs/Williams Brothers Mine and the Gold Star Mine) located within the area currently included in the Troy mining claims that have been worked from as early as 1849 to as recently as 1996 (Note: in total there are 17 portals on the property and exploratory mining permits are in hand via those portals). These mines have never been worked with modern equipment but have always been worked with dynamite and pick & shovel with the ore being transported via donkey most of the time. The roadway system currently in place allows for the ore to be moved via truck either to the processing mill located at the site of the main portal or to off-site locations if it should be desired to do so. All of the mining done in this area is what is known as Hardrock or below-grade, tunnel mining. The total production from the mines located within this area is estimated to exceed 1,000,000 ounces. A large portion of this production was done when the price of gold was around $20 per ounce but based on today’s prices this would equate to over $600,000,000. While this figure is impressive, the estimated gold reserve for this area is well over double this number. During the production years for these mines, the technique followed by the Hardrock miners was known as “drift mining” where the miner located an external outcropping and then followed the gold vein until it petered out then he moved to another outcropping location.

Previous Work on the Troy Claims

The history of gold mining in Mariposa County dates back to placer mining by Mexicans or Californians of Spanish descent in 1848. Details concerning work in this time are limited. The discovery of lode gold in Mariposa is generally credited to Kit Carson and the discovery of the Mariposa mine in 1849; however, it is possible that the Mexicans were mining bedrock gold in Mariposa County prior to this discovery.

Subsequent to this discovery, large portions of Mariposa County were covered by land grants issued to John Fremont (The Las Mariposas Spanish Land Grant) and the Cook Estate. Because these grants and their private administration covered much of the Mother Lode, mining and development of the area was not conducted in the same fashion as claims located on public land.

Report on the Troy Mining Property

Prepared October 2010 by Jon Grossman, current shareholder of Troy Mining & former officer of USA Mining, which acquired the former ATE (AT&E) Mining property.

(The following is provided as information only and is based on various records, reports and publications obtained by Management which are assumed to be authentic and accurate. Based on the consistency of the historic reports compared with recent date geological reports, Management believes the information to be well-founded. In some instances, the information has been paraphrased or summarized for ease of reading and understanding. Any opinions are those solely of the writer).

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1.0 Executive Summary

The Mother Lode is the most extensive mineral zone in the State of California. It extends from the southern part of Mariposa County to the northern part of El Dorado County, a distance of 300 miles, then extends northeast along the Sierra Nevada foothills. Some of the most famous and productive gold mines in the West are located along the length of this mineral zone. The Mother Lode Gold Belt is a long, narrow strip on the western foothills of the Sierra Nevada mountain range. There is a wall-like mass of quartz that outcrops at intervals along the belt. The wide zone of parallel and discontinuous gold vein deposits is referred to as the Mother Lode System.

From the discovery of gold at Sutter's Mill on the American River in January 24, 1848 to the present, the area known as the “Mother Lode Region” has been one of most prolific gold producing areas in the world. In 1849, Quartz lode mining began on claims that currently make up part of the Troy Mining claims. Later this mine was one of the first to install a stamp mill, which ground the quartz ore to separate out the free gold.

The Troy Mining (Troy) property is specifically located geologically, at the southern end of the “Mother Lode System” in Central East California, Mariposa County, approximately 200 miles east of San Francisco. The property borders on the western the age of Yosemite National Park in the El Portal, California quadrangle, and is three miles southwest of the town of the El Portal, California. The mining property is bounded on the north by the Middle Fork of the Merced River and on the south by the South Fork of the Merced River. The property ranges in elevation from 1,700 feet to 5,500 feet and with worker housed on-site, can be worked year-round. All claims are contiguous.

The former AT&E Company controlled approximately 10,500 acres of ground in Mariposa County, California. The property was acquired from AT&E in the late 90’s by USA Mining and then by Troy Mining in the early 2000’s (Note: both these transactions occurred when gold was less than $300/oz). The property includes more than 50 mine portals dating back to the late 1800’s or early 1900’s most of which have not been located and viewed by the current owner. Because of the existence of historical mining records, nine of these mines have been characterized as former gold producing mines. Included in this list of mines is the Hite Mine. With estimated total production of at least 150,000 ounces, the Hite Mine is ranked as the fifth largest historic gold producing mine in Mariposa County.

The following should be considered as a brief review of the property and entails my thoughts and opinions of future prospects. This review will summarize previous assessments done on the property and will touch on different aspects, including geology, mineralization, historic production and published reserves from past operations. In addition. A review of the potential of additional prospects on the property has been undertaken.

The property has a gravity mill with a sulfide circuit with a rated capacity of 500 tons per day throughput. The area’s historic mining method is cut and fill stoping. Timbers for the underground operations were, in the past, cut on an on-site sawmill that no longer exists and surface exploration by AT&E was conducted by using a reverse circulation drilling rig that will also need to be replaced.

Because of some historic records, the property includes the following historic recognized gold mines: (1) Bunker Hill, (2) Emma I, (3) Eureka III, (4) Georgia Point, (5) Hite, (6) Hite Central, (7) Kaderitas, (8) Mexican II, and Williams Brothers. In addition, there are at least 50 additional mining portals which at one time in the last 150 years were actively producing gold in unknown quantities. Mind you, actively producing with pick and shovel in pack-mule days. No modern equipment or scientific means of geological study were employed. Considering the fact that these other 50 or so mines were scattered on both faces of a single piece of terrain gives some indication of the potential value of the property.

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2.0 Introduction

Mariposa County, California, has a long history of gold production from small lode and placer mining operations. The county covers part of the Sierra Nevada Mother Lode belt first discovered in the 19th century. Historic production data indicates approximately $48 million in gold was taken from the mines in the county up to 1957. The majority of gold production occurred prior to 1900 and was taken from mineralized quartz veins. At a gold price of $20.00/ounce (the then prevailing price) the total production is calculated to be approximately 2.4 million ounces of gold, which at today’s market value (Note: e.g., January 2020, $1562.90/oz) would be equal to three billion seven hundred and fifty million dollars ($3,750,960,000).

The former AT&E Mining Company operated and mined gold sporadically from the Williams Brother Mine from about 1980 to 1995 (Note: a period during which gold remained largely below $400/oz.). Both USA Mining and Troy Mining have had no mining operations during their ownership.

The purpose of this overview is to review the property and to provide information concerning the merits for investment in the property. The scope of this report includes the following:

Review of property location and infrastructure;

Review of general geology and mineralization;

Review of historic mining operations on the property;

Discussion of the previous operations;

Discussion of reserves on the property as determined by third parties;

Conclusions and recommendations.

3.0 Property Location and Infrastructure

The property encompasses approximately 10,500 acres of ground between the north and south forks of the Merced River. Elevations on the property range from 1,600 feet along the banks of the Merced River to approximately 5,000 feet above sea level. Relief on the property is generally severe and is characterized by steep slopes from narrow valleys up too ridge crests. Vegetation consists of dense stands of chaparral and greasewood giving way to yellow pine and sparse oak vegetation at higher levels.

There is no present mining activity on the property. The Williams Brothers (also referred to as the Gibbs) mine, where the mill is presently located, is on the southeast slope of Brown Peak at an elevation of 4,500 feet. Access to the mine site is via a steep, single lane switchback road accessible from Route 140.

4.0 Geology and Mineralization

The property lies within the Western Metamorphic Belt of the Sierra Nevada Province identified by Bateman and Warhaftig (1966). This Belt is composed of strongly deformed Late Paleozoic and Mesozoic marine sediments and volcanic rocks contained in a northwest-trending band. These sediments lap on the east with the Sierra Nevada Batholith, the predominant feature of the Sierra Nevada Province. The Sierra Nevada Batholith is composed of predominantly granitic rocks of Mesozoic age. Chemically, the range of compositions of the Sierra Nevada Batholith ranges from diorite-granodiorite through aplites.

22

Structurally, the sedimentary and volcanic rocks of the area exhibit a preferred foliation direction of northwest. This is generally consistent with the entire Western Metamorphic Belt. In this area, Bateman and Warhaftig (1966, op.cit pp.114-116) note that complex folding and faulting and the resultant beds, cleavages, and lineations are steeply to vertically dipping. Additionally, evidence of a large synclinorium trending northwest indicates a preferred northeast-southwest orientation of compressional stress. Numerous large-scale thrust faults are identified throughout the area; this thrusting has resulted in reversing the directions of bedding tops and jumbling the overall sequence of rocks within the belt.

Regional greenschist facies metamorphism of the Western Metamorphic Belt is pervasive and is assumed to have occurred through the Mesozoic Nevadan Orogeny. The degree of metamorphism ranges from low greenschist to local areas of upper greenschist.

Bedrock gold mineralization occurs in discontinuous quartz veins of general northwest trend. Collectively, the vein systems form part of the so-called California Mother Lode, a really extensive system of vein mineralization. The Mother Lode is grouped into East and West Belts in Mariposa County, a nomenclature which reflects broad trends of mineralized zones.

Gold mineralization within these quartz systems generally occurs as steeply plunging, discontinuous ore shoots. The average down-plunge length of these shoots is estimated to be 300 feet (Bowen and Gray, 1957, p.72) with reported plunge lengths up to 600 feet. Ore mineralogy generally consists of an assemblage of gold, quartz, ankerite, Cr-mica (mariposite), and graphitic material. The timing of emplacement of gold mineralization is indicated to be primarily syntectonic with the Nevadan Orogeny; however, occurrences of indicated post-tectonic mineralization are noted.

The method of emplacement of gold vein mineralization, and the generally rodded nature of higher-grade gold mineralization within larger zones of quartz veining is consistent with models of dilation within zones of bulk, inhomogeneous flattening as described by Hodgson (1993). In these cases, preferred zones of mineralization occur at the intersection of non-parallel shears within a deformation zone and the overall geometry of the deposits is controlled by the three-dimensional layout of these intersection points.

The gold deposits of the property belong to the East Belt of gold mineralization as described by Bowen and Gray (op. cit.).

5.0 Previous Work

The history of gold mining in Mariposa County dates back to placer mining by Mexicans or Californians of Spanish descent in 1848. Details concerning work in this time are limited. The discovery of lode gold in Mariposa is generally credited to Kit Carson and the discovery of the Mariposa mine in 1849; however, it is possible that the Mexicans were mining bedrock gold in Mariposa County prior to this discovery.

Subsequent to this discovery, large portions of Mariposa County were covered by land grants issued to John Fremont (The Las Mariposas Spanish Land Grant) and the Cook Estate. Because these grants and their private administration covered much of the Mother Lode, mining and development of the area was not conducted in the same fashion as claims located on public land.

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Bowen and Gray (1957 op. cit.) have identified ten (10) historic mining areas that lie within the confines of the property. These are identified as follows (number in parentheses identify the property given by Bowen and Gray), I have added an 11th mine which is adjacent to the property:

Bunker Hill (52)

Emma 1 (81)

Eureka III (95)

Georgia Point (97)

Hite (113)

Hite Central (114)

Kaderitas (124)

Mexican II (158)

Williams Brothers (253)

Blue Star Mine (295)

Clearing House Mine

All of these prospects, except for the last one, relate to historic area of gold mining. Mining area #10 (Blue Star Group) is the site of a tungsten mine where a small amount of material (200 tons) was mined in the 1950’s. More complete descriptions of each of the gold mines is provided below. In general, the information contained in this section is obtained from Bowen and Gray (1957 op. cit. pp. 69-187 and pp. 223-343.). Additional, references for this section include the California Bureau of Mines Report of the State Mineralogist (various) and Clark (1970 p.64).

Mine	Description
Bunker Hill	Discovered in 1851. Located on Pinoche Ridge 1.5 miles southeast of Hite Cove and discovered in 1851. No production data but was equipped with one of the first quartz mills in California. Also known as the Squirrel prospect. Gold mineralization occurs in northwest- striking, southwest dipping veins in slate and hornfels.
Emma I	Located 1.5 miles southwest of Browns Peak, 1.5 miles west of the Williams Brothers mine. Mineralization occurs in two (2) parallel northwest trending, northeast dipping quartz veins. It is indicated that the veins pinch and swell rapidly, and ore shoots are limited but rich. Apparently last worked in 1920 when a 90-foot tunnel was driven into the vein and previously-caved workings. Hangingwall and footwall rocks are reported to be slate and diorite respectively. No production data available.
Eureka III	Old property active prior to 1868. Vein reported to be 3.5 feet wide and consisting of galena, sphalerite, pyrite, native gold, and tellurides in quartz. Reported that ore mined between 1868 and 1880 ran an average of between $40 and $100 per ton ( 2-5 ounces). The Mill onsite was water powered arrastra.

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Georgia Point	This is a patented property consisting of the Spring Tunnel, Georgia Point, and South Side claims. Vein is indicated to be an extension of the Hite gold mineralized system. Workings at this site indicated to be superficial.
Hite

Located on the north shore of the South Fork of the Merced River. Discovered in 1862 by John Hite. Initial mining occurred at the Hite Mine during the period 1862-1881. Reported production from this mine totaled approximately $3 million worth of gold (150,000 ounces). (At today’s price of $1,325 the present value would be $198,000,000.) Mineralization occurs in quartz veins that trend northwest and are steeply northeast dipping. The majority of the production has been taken from a single vein that is split by large lens of slate and schist. Overall vein thickness ranges from a few feet up to 25 feet. The veins of the Hite deposit crop out on the slope of a west-trending ridge. Mineralization occurs in metasedimentary rocks consisting of slate, graphitic schist, quartzite, metasandstone, and quartz-biotite hornfels. These rocks are cut by a series of dikes and sills ranging from aplite to granodiorite. Access to the veins at the Hite Mine was done through 2 crosscut adits connected with the drift levels. Overall, it is indicated that the ore of the hangingwall vein was of, much lower grade than in the footwall vein. It is indicated that the mine was last operated in the early 1900's with limited production from the lower levels. However, several crosscuts accessed by a winze were created within the lower levels of the mine; it is not known whether) or not significant production has occurred from these workings. Figure 4 is a longitudinal projection of the Hite Mine showing the location of ore taken from the mine.

Ore was processed through a 40-stamp mill with a nominal capacity of 72 tons per day. It is reported that the quartz is free milling and contains an average of 1.5% sulfides.

Hite Central	This is a patented property, 4 acres in size, that adjoins the Hite property to the southeast. The geology is reported to be similar to that of the Hite Mine. Workings on this property are indicated to be superficial.
Kaderitas	Also known as the Caderitas, Cader Idra, and Little Wonder. Located on the south slope of Browns Peak! approximately 0.25 miles from the Williams Brothers Mine. At one time was known as the Mina de la Libertad. The mineralized quartz vein strikes northwest and dips steeply to the northeast. The vein mineral assemblage is described as gold, pyrite, arsenopyrite, galena, and sphalerite in milky quartz. Wall rocks at the Kaderitas consist of graphitic slate and schist with intrusions of granodiorite. Mine workings consist of an adit approximately 100 feet long and superficial workings. Vein is indicated to extend to the Mexican II mine and thus represents an extension of this mineralized zone. Last worked in 1953-1954. No production data is available.
Mexican II	Also known as the El Carmen mine. Located on the south slope of Browns Peak. Indicated to adjoin the Kaderitas Mine. First discovered at about the time of the Hite Mine by Mexicans. Ore at this mine is indicated to be high grade but patchy. Ore occurs in 2 roughly northwest trending, steep northeast dipping quartz veins. Development of the mine was undertaken by an inclined shaft approximately 150 feet deep that accesses workings which includes 625 feet of drifts, and two tunnels of length 240 and 380 feet. Quartz veins are enclosed in slate and massive quartz biotite rock. No production data is available.
Williams Bros.

Also known as the Gibbs mine. Located on the southeast slope of Browns Peak. First indicated to be worked in the 1860's through three drift adits. Due to its inaccessibility, little development work was done prior to 1949. Property is now accessed by a 9-mile switchback road from State Route 140. Ore was initially processed through a 5-stamp mill. Ore from the mine was reported to run as high as $27.22/ton (1.36 oz/ton). Mineralization occurs in a northwest striking vein that dips northeast at angles ranging from approximately 25° to nearly vertical. The vein ranges from 6 to 20 feet in thickness with an estimated average of 6 to 8 feet. The mineralogy of the vein consists of fractured, friable pyrite, gold, and ankerite in milky to glassy quartz. Gold mineralization is closely associated with the pyrite. Ore occurs in shoots and pods.

During the ATE period of ownership, the mine was being exploited on a limited basis from 2 headings. A 500 ton- per day gravity mill with a sulfide circuit was been added to the site. Spotty production records exist.

Clearing House	The Clearing House Mine, which is NOT on the property but is directly across and several hundred yards northwest of the Gold Star Mine, is said to have mined from a 1000 ft deep shaft, more than $3.35 million (approx. $225 million - Oct 2010) in gold through 1937. It is believed by many that the vein structure trends toward the Gold Star and Hite Mines which are on the property.

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Clearly, the property has been the subject of significant historic production. Data pertaining to the majority of the operations are sketchy and it is assumed that the cessation of operations at each of these operations occurred as the result of:

the pinching out of the vein structure and the inability of the miners to locate the continuing vein the difficulties of production in steep terrains, the hardships of working with black powder and pack mules the lack of modern tools or technology

low gold prices relative to the difficulties of the terrain and the high cost of production.

Knowledge of the workings of the other 50 or so mines are unknown. Typically, a mining operation began with a prospector finding a small outcropping which proved to be gold bearing. From the mid-1800s to probably the early 1940s, the old production techniques were followed. Those production techniques were simply following of a vein – drift or site mining. A prospector would begin at the outcropping, which was found on the surface, and would dig an excavation and follow that vein until it petered out. At that point, they would normally continue a little further down the trend and if they did not pick up another vein within a short distance, the mining and exploration would simply cease. There were several serious problems for miners in this area, the first being the terrain and that everything needed to be packed in and out by mule and horse – including the ore. One of the most serious problems was that the veins were mostly contained in a quartz host ore that is an extremely hard mineral. It was difficult to mine through it, and the quartz had to be crushed to a powder before the gold could be separated out. The mining, done with hand-powered tools, and using relatively weak black powder for explosives, was time consuming and labor-intensive. Since no modern mining techniques were employed in the area until the 1960s or 70s, it is fairly obvious that a large number of vein structures have probably been missed.

6.0 Data Review

For the purposes of conducting a data review, several sources of information were utilized. These sources include information gained from AT&E records and published data described above and at the end of this review. The data review is concerned with the Williams Brothers Mine, the Kaderitas and Mexican mines, and the Hite mine. Other prospects described above are not included, as insufficient data are available to make any statements regarding historic production.

It is a known fact that Reserve Estimates are sometimes reduced significantly to reduce the tax impact – especially in the state of California where the property is located.

One Confidential document written by Geoffrey A. Clarke, M.Sc., prepared for Lakefield Minerals in Canada (1995) wrote the following about the AT&E property and mines

6.1 The Williams Brothers Mine

“As a result of confidentiality requirements, no independent reserve calculations have been made for this deposit. Detailed descriptions of the historic production from public records have been provided above. Published reserves published by AT&E are described as follows:

Estimated Reserves: 20,867 tons @ 0.136 oz Au/ton
Probable Reserves: 3,445 tons @ 0.136 oz Au/ton
(from Gergen, 1994)

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Additionally, a category of resources is described by Gergen (1994, op. cit.) In this category are the following resources:

Probable Resources: 137,480 tons @ 0.249 oz Au/ton
Possible Resources: 267,650 tons @ 0.248 oz Au/ton

In discussions with a representative of Lakefield Minerals, the owner of the property, in the presence of legal counsel, indicated that these reserves and resources were downgraded with respect to gold grade to minimize California State Inventory Taxation liabilities. The grade of these reserves and resources were indicated at that time to be 0.8 oz Au/ton. Accordingly, the reserves and resources are more precisely indicated to be the following:

Estimated Reserves: 20,867 tons @ 0.8 oz Au/ton
(contained Au = 16,693 oz.)

Probable Reserves: 3,445 tons @ 0.8 oz Au/ton
(contained Au = 2,756 oz.)

Probable Resources: 137,480 tons @ 0.8 oz Au/ton
(contained Au = 109,984 oz.)

Possible Resources: 267,650 tons @ 0.8 oz Au/ton
(contained Au = 214,120 oz.)

Assuming that Clarke’s statement above is possible, today’s value (October – 2010, $1325) of the Estimated and Probable of the Wms Bros. Mine are as follows:

Reserves	Oz of Au	Value Oct 31, 2010 Au @ $1325.00/oz
Estimated Reserves	16,693	$22,118,225
Probable Reserves	2,756	$3,651,700
Probable Reserves	109,984	$145,728,800
Possible Reserves	214,120	$283,709,000
Total	343,553	$455,207,725

If one looks at some historical published information below, the above projections may not be too far off.

The Gibbs Mine (also known as the Williams Brothers Mine) is thought to have been first worked in the 1860’s, about the time the discovery of a nearby Hite Mine. The original mine workings consisted of three drift adits. Due to the remote location of the site, little work was performed to the site until the Williams Brothers acquired the property in the 1940’s. In 1952, a nine-mile access road was constructed from Highway 140, up Coal Canyon to the property. Mining of existing adits and processing of previously identified ore was performed and an extension and rehabilitation of the original three adits was conducted. The Gibbs Mine was worked from 1952 to 1964, milling about 100,000 tons yielding an average of 1.0 ounces of gold per ton or the equivalent of about $50,000.000 at the $500.00/ oz. benchmark.

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The property remained idle from 1965 through 1981, at which time another mining entity allegedly spent $4 million locating and acquiring the property. The group operated the mine on a test basis from January 1983 to March 1985. Their pilot operation process seven to ten tons of ore per day. Their records indicate that approximately 6,400 ounces of gold were produced during this time, although their actual mining and processing was sporadic and inconsistent with commercial mining production. Their metallurgical flow sheets were developed from the feasibility studies. Flotation and gravity concentration was the decided recovery method but Management believes only 50 to 60% of the gold was recovered. Subsequent to 1985, they built a complete “under roof” mill facility and once again began sporadic mining from January 1, 1995 through April 28, 1996 on a proof of production basis with ore from the Gibbs mine area. Mill records located showed 4,859 tons mined with a reported total gold recovered of 1,190 troy ounces or an average mill grade of 0.244 troy ounces/ton (excluding the gold contained in Flotation Sulfite Concentrates). Production from March 20, 1996 through April 21, 1996 reported an average yield of 0.78 troy ounces/ton (approximately 25 grams/ton). Some assays on the some of the residual Flotation Sulfide Concentrates, showed gold values remaining at 3.43 troy ounces contained in the flotation concentrates.

6.2 The Hite Mine

On the basis of historic production data, it is indicated that the Hite Mine produced approximately $3.0 million worth of gold during its life. At an assumed gold price of $20.00/oz Au, this translates to approximately 150,000 ounces of gold recovered from the mine. To calculate an average grade for ore recovered from the Hite Mine, the following are assumed:

The longitudinal projection as shown drawing of the mine is accurate;

The average mined width of ore from both the hanging wall and footwall veins was 6 feet (for each vein);

The footwall vein grade was 50% lower than that as encountered in the hangingwall vein;

The bulk density of the ore is the same as that as calculated for the Williams Brothers Mine (173.5 lb./ft3).

Using this data, the total recovered grade is calculated as follows:

Hangingwall Vein	(95,150 sq ft)	(6.0 ft)	=	570,900 cu ft	=	49,525 tons
Footwall Vein	(89,200 sq ft)	(6.0 ft)	=	535,200 cu ft	=	47,761 tons
Both Veins	(130,800 sq ft)	(12.0 ft)	=	1,569,600 cu ft	=	140,086 tons

The total tonnage mined from this deposit is estimated to be 273,377 tons

(119,568) (HW Grade) + (117,809) (FW Grade) = 150,000 ounces

But FW Grade = 0.5 HW Grade

Therefore, the hangingwall vein grade is calculated to be

(119,568) (HW Grade) + (117,809) (HW Grade) (0.5) = 150,000 ounces or,

HW Grade = 150,000 ÷ 178,472 = 0.84 oz AU/ton

and the footwall vein grade is estimated to be 0.42 oz Au/ton. The overall grade for the Hite Mine is calculated to be 0.55 oz Au/ton.

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Given the level of mining activity at the Hite Mine, it is indicated that the probability of locating additional ore within the existing upper workings is limited. However, the potential for locating additional ore below the original workings appears to be significant.

6.3 The Kaderitas and Mexican Mines

Sampling work undertaken by AT&E at the Kaderitas indicates the overall grade of this deposit is lower than that as encountered at the Williams Brothers mine. Inspection of data from the Kaderitas mine indicates that the gold enriched zone occurs as a shoot within the quartz vein mass and that the size of the shoot is approximately 110 feet by 5 feet in plain view, with the long axis of the pod trending northwest. The average grade of this pod is indicated to be in the range of 0.1 to 0.3 oz Au/ton. This pod appears to be amenable to mining; however additional work is required to further assess the potential of this shoot.

Several authors have indicated that the Kaderitas Mine is an extension of the Mexican Mine quartz vein and is likely another mineralized shoot within this vein system. On the basis of regional trends of mineralized quartz veins, and the proximity of the 2 deposits and alignment of workings with respect to each other, this hypothesis appears valid. However, as ore shoots are of limited lateral extent, the probability for delineating economic mineralization between the 2 mines appears may be limited.

Historically, there appears to be significantly more development work at the Mexican Mine than at the Kaderitas, and it is assumed that the degree of exploitation of the Mexican mine is therefore correspondingly greater.

7.0 Property Analysis

On the basis of information gathered, Clarke wrote that the property has merit. Several zones of gold mineralization exist at a number of sites on the property. There remains the problem of complete assessment and development of all existing prospects at the property. Clearly, the most prospective areas for locating additional reserves for feeding the mill are the Hite Mine and the Kaderitas/Mexican complex.

It is possible that metallurgical testing of the other ores from the property may demonstrate that changes are required to the milling circuit to handle the higher graphitic contents. Should this prove to be the case, a schedule for mining would be required that would allow for mining other prospects after the Williams Brothers vein system has been mined out.

Clarke further wrote that “Overall, the property appears to have excellent upside potential. A concerted program of underground development, off site exploration of historic production levels, and metallurgical testing of ores from the Kaderitas/Mexican complex and the Hite mine, can provide additional feed to run the mill at maximum efficiency.

8.0 Conclusions and Recommendations

My primary conclusion to be drawn from this review and from examining the property and its historical data is that this property appears to be very rich in gold. I personally believe that this property contains many vein structures that have yet to be identified. The Behr Dolbear report indicates that the Behr employed geologists encountered several new outcroppings which have not previously been recorded and I expect that there are many more outcroppings identical to the ones the old-time miners used to begin mining operations for mines like the Hite, Gold Star and the Wms. Brothers.

My plan would contain several phases beginning with a thorough review of the geology of the property and the location of each and every mine that was on the property.

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Topographical Mapping	Mapping of the terrain will include obtaining and digitizing the entire operating area in topographic form at 50 ft. intervals. Once the data is entered, this will allow a viewer to 3 dimensionally view, rotate and zoom in on any area of the terrain.
Mine Location Mapping	All mining locations on the property need to be located. There are numerous mines, as well as smaller excavations all of which need to be identified along with their exact geographic location and elevation.
Laser Mapping	Once located, all existing mines and structures including all portals, tunnels, adits, stopes and excavations, etc. will be mapped utilizing laser technology. Basically, a specialized scanning laser is set at a known reference location (for instance a portal of a mine) and the scanning laser will scan the interior of the mine, say for 100 ft. The scanning laser is repositioned many times within the mine until the complete mine is mapped. The data is then transferred and manipulated into the 3-dimensional software so that an accurate 3-dimensional view is created. This approach will enable Management to be able to view each mine structure and greatly assist in the creation of a mining operation.
Sampling – open field	The entire property will be surveyed by team(s) of geologists whose function it is to identify the geographic location of every excavation, every mine and mark and grab sample each outcropping that may hold promise of being mineralized. In addition, any existing open trenching or exploratory holes will be further explored and sampled. The data acquired including the results of any assays will also be entered in data sets and entered into the software.
Sampling – below ground	All the mine structures that will have been identified, will be entered and sampled. Some sampling may in fact be resampling areas of previous samples so that the precise location of the samples may be data logged. Any analytical data that is obtained as a result of assaying shall also be entered into the software further impacting the 3-dimensional view.
Drilling - core	Management has a significant amount of information on core drilling that has taken place within the last 15 years on the property. All the core drilling data will be converted into acceptable data formats that will be entered into the 3-d software. In addition, Management expect to begin a core drilling program that will cover a significant portion of the property. Previous core drilling was primarily shallow in nature – less than 175 feet. Historical records indicate that there may be payzones that extend up to 1,000 feet below the nominal grades of the local rivers. One significant neighboring mine had several significant payzones some 900 feet below the North Fork of the Merced River and was located less than 1,000 feet from the river itself. It is Management’s intention to drill deep samples in the hopes of encountering a similar vein structures that many geologists probably may exist moderately deep below the property.
Kaderitas Mine	Bulk sampling of the mine to assess its utility as a mill feed stock
Hite Mine	The working need to be located and a review of rehabilitation requirements be undertaken. A study to determine if the lowest excavation can be accessed from the side should be evaluated or if continuation of the Gold Star working to intercept the Hite is a more feasible plan. There may be many extensions to the Hite mineralized zones from the Georgia Point, Hite Central and Eureka III mines which may be significant.
3-D Mapping	In today’s modern world, making a geological 3-D map is a fundamental element necessary in any exploration or mining program. It allows the mining planners to incorporate a huge amount of data, including core drilling and laser mapping that will create a 3-D view of the sub-surface terrain with the ability to rotate the views to create a mining plan.

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9.0 Additional References

The following represents a summary of several reports prepared by independent geologists and engineers from 1971 to 1996 on various portions Troy properties as well as neighboring areas:

Report	Description
1971 Richard H. Harker

Richard H. Harker, in a 1971 unpublished report for Golden Eagle Mining Corporation, reported an average of 0.516 ounces of gold per ton (approximately 16 grams per ton) from seven samples taken. He likened the veins of the subject property to Newmont's North Star and Empire Gold Mines near Grass Valley, California. In a subsequent report in 1972, twenty- nine (29) random samples from other parts of the mine were taken by Harker and average 0.87 ounces of gold per ton. An additional 16 samples from the #1 and ore shoots averaged 0.94 ounces of gold per ton. The 1971 report confined its contents and survey to a section of the properties known as the “Gibbs (Williams Bros.)”, the Gold Star and Hite mines.

In Mr. Harker's Engineering Summary, he states, "The ores blocked out on the Williams Brothers claim were studied, and all assays reevaluated. Ore bodies of from 140,000 to 160,000 tons were mapped. Value of this block out ore at $35 per ounce of gold would amount to about $3 million (85,714 troy ounces)”. Based only on his valuation and of the gold, this portion of the properties will yield approximately at $425 per ounce - $36,000,000 and at $42,000,000 at $500 per ounce from this specific vein structure. Management believes that at least three similar structures exist on the Troy mining property.

1987 Vinta Exploration, Ltd.	In 1987, Vinta Exploration, Ltd. spent eight days evaluating the vein system both underground and on the surface. Vinta’s sampling is various parts of the existing underground workings and geochemical survey of the surface area averaged 0.732 ounces of gold per ton.
1995 Kenneth P. Giles	Kenneth P. Giles, a Geological Engineer from the Montana College of Mineral Science and Technology, in a report dated in February 1995, stated that out of 72 assay “grab” samples taken by him, the average assay yield from the Gibbs mine was 0.9825 ounces per ton (approximately 30.5 g per ton).
1996 Dr. Ralph Pray	In September 1996, Dr. Ralph Pray, D. Sc. Metallurgical Engineering, Colorado school of mines completed a six-day evaluation of the Troy property area. Dr. Pray advised he did have an opportunity to review and confirm the results the historic drill logs for the Gibbs vein. The purported logs indicate 231 drill holes of 80-110 feet deep on 4 foot centers with samples taken at 5 foot depth intervals. Of these 231 holes, a purported 141, or 60% of these drillings intersected at least one quartz and/or sulfide vein. Dr. Pray further stated that he believed the properties and facilities had tremendous potential and required more extensive evaluation and the previous mine operator did not appear to follow through or did not appear to know how to properly exploit the resources of the mining claims.

The following additional production information is of historical record:

The Mount Gains Mine (a cyanide heap leach system), in Mariposa County reported total production of approximately $106,000,000 based on $500/oz gold prices.

References [1], [2], [3], [4], [5], [6], [7], [8]

___________________________

[1]	Geology of the Sierra Nevada, in Geology of Northern California, California Division of Mines and Geology Bulletin; 1966; 190, pp. 107-169.
[2]	Bowen, O.E., and Gray, C.H., 1957; Mines and Mineral Deposits of Mariposa County, California, California Journal of Mines and Geology Vol. 53 No 1-2 p 35-343
[3]	Calfornia Bureau of Mines and Geology, Report of the State Mineralogist, Clark, W.B., 1970
[4]	Gergen, R.W., 1994; Hodgson, C.J., 1993; Various years from 1908-1,932.
[5]	Gold Districts of California, California Division of Mines and Geology, Bulletin 193, 186, pages.
[6]	Williams Brother Mine Ore Reserve Calculation Update, AT&E Mining Internal Memorandum 6 pages.
[7]	Mesothermal Lode Gold Deposits, in, Mineral Deposit Modelling, Geological Association of' Canada Special Paper 40, edited by R. V. Kirkham, W.l. Sinclair, R.I. Thorpe, and J.M. Duke, pp. 635-679.
[8]	Clarke, Geoffrey A., M.Sc. Confidential Report for Lakefield Minerals- June 1995.

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Geology and Gold Sources on the Troy Claims

Geological Summary

The property lies within the Western Metamorphic Belt of the Sierra Nevada Province identified by Bateman and Warhaftig (1966). This Belt is composed of strongly deformed Late Paleozoic and Mesozoic marine sediments and volcanic rocks contained in a northwest-trending band. These sediments lap on the east with the Sierra Nevada Batholith, the predominant feature of the Sierra Nevada Province. The Sierra Nevada Batholith is composed of predominantly granitic rocks of Mesozoic age. Chemically, the range of compositions of the Sierra Nevada Batholith ranges from diorite-granodiorite through aplites.

Structurally, the sedimentary and volcanic rocks of the area exhibit a preferred foliation direction of northwest. This is generally consistent with the entire Western Metamorphic Belt. In this area, Bateman and Warhaftig (1966, op.cit pp.114-116) note that complex folding and faulting and the resultant beds, cleavages, and lineations are steeply to vertically dipping. Additionally, evidence of a large synclinorium trending northwest indicates a preferred northeast-southwest orientation of compressional stress. Numerous large-scale thrust faults are identified throughout the area; this thrusting has resulted in reversing the directions of bedding tops and jumbling the overall sequence of rocks within the belt.

Bedrock gold mineralization occurs in discontinuous quartz veins of general northwest trend. Collectively, the vein systems form part of the so-called California Mother Lode, an a really extensive system of vein mineralization. The Mother Lode is grouped into East and West Belts in Mariposa County, a nomenclature which reflects broad trends of mineralized zones.

Gold mineralization within these quartz systems generally occurs as steeply plunging, discontinuous ore shoots. The average down-plunge length of these shoots is estimated to be 300 feet (Bowen and Gray, 1957, p.72) with reported plunge lengths up to 600 feet. Ore mineralogy generally consists of an assemblage of gold, quartz, ankerite, Cr-mica (mariposite), and graphitic material. The timing of emplacement of gold mineralization is indicated to be primarily syntectonic with the Nevadan Orogeny; however, occurrences of indicated post-tectonic mineralization are noted.

The method of emplacement of gold vein mineralization, and the generally rodded nature of higher grade gold mineralization within larger zones of quartz veining is consistent with models of dilation within zones of bulk, inhomogeneous flattening as described by Hodgson (1993). In these cases, preferred zones of mineralization occur at the intersection of non-parallel shears within a deformation zone and the overall geometry of the deposits is controlled by the three-dimensional layout of these intersection points.

The gold deposits of the property belong to the East Belt of gold mineralization as described by Bowen and Gray (op. cit.).

Available Data on Potential Gold Reserves on the Troy Claims

For the purposes of conducting a data review, several sources of information were utilized. These sources include information gained from AT&E records and published data described above and at the end of this review. The data review is concerned with the Williams Brothers Mine, the Kaderitas and Mexican mines, and the Hite mine. Other prospects described above are not included, as insufficient data are available to make any statements regarding historic production.

It is a known fact that Reserve Estimates are sometimes reduced significantly to reduce the tax impact – especially in the state of California where the property is located. One Confidential document written by Geoffrey A. Clarke, M.Sc., prepared for Lakefield Minerals in Canada (1995) wrote the following about the AT&E property and mines.

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The Williams Brothers Mine

“As a result of confidentiality requirements, no independent reserve calculations have been made for this deposit. Detailed descriptions of the historic production from public records have been provided above. Published reserves published by AT&E are described as follows:

Estimated Reserves: 20,867 tons @ 0.136 oz Au/ton

Probable Reserves: 3,445 tons @ 0.136 oz Au/ton from Gergen, 1994)

Additionally, a category of resources is described by Gergen (1994, op. cit.) In this category are the following resources:

Probable Resources: 137,480 tons @ 0.249 oz Au/ton

Possible Resources: 267,650 tons @ 0.248 oz Au/ton

In discussions with a representative of Lakefield Minerals, the owner of the property, in the in the presence of legal counsel, indicated that these reserves and resources were downgraded with respect to gold grade to minimize California State Inventory Taxation liabilities. The grade of these reserves and resources were indicated at that time to be 0.8 oz Au/ton. Accordingly, the reserves and resources are more precisely indicated to be the following:

Estimated Reserves: 20,867 tons @ 0.8 oz Au/ton
(contained Au = 16,693 oz.)

Probable Reserves: 3,445 tons @ 0.8 oz Au/ton
(contained Au = 2,756 oz.)

Probable Resources: 137,480 tons @ 0.8 oz Au/ton
(contained Au = 109,984 oz.)

Possible Resources: 267,650 tons @ 0.8 oz Au/ton
(contained Au = 214,120 oz.)

The Hite Mine

On the basis of historic production data, it is indicated that the Hite Mine produced approximately $3.0 million worth of gold during its life. At an assumed gold price of $20.00/oz Au, this translates to approximately 150,000 ounces of gold recovered from the mine. To calculate an average grade for ore recovered from the Hite Mine, the following are assumed:

The longitudinal projection as shown drawing of the mine is accurate;

The average mined width of ore from both the hanging wall and footwall veins was 6 feet (for each vein);

The footwall vein grade was 50% lower than that as encountered in the hangingwall vein;

33

The bulk density of the ore is the same as that as calculated for the Williams Brothers Mine (173.5 lb/ft3).

Using this data, the total recovered grade is calculated as follows:

Hangingwall Vein: (95,150 sq ft) (6.0 ft) = 570,900 cu ft = 49,525 tons

Footwall Vein: (89,200 sq ft) (6.0 ft) = 535,200 cu ft = 47,7661 tons

Both Veins: (130,800 sq ft) (12.0 ft)= 1,569,600 cu ft = 140,086 tons

The total tonnage mined from this deposit is estimated to be:

273,377 tons (119,568) (HW Grade) + (117,809) (FW Grade) = 150,000 ounces

But FW Grade = 0.5 HW Grade

Therefore, the hangingwall vein grade is calculated to be:

(119,568) (HW Grade) + (117,809) (HW Grade)(0.5) = 150,000 ounces, or,

HW Grade = 150,000 ÷ 178,472 = 0.84 oz AU/ton

and the footwall vein grade is estimated to be 0.42 oz Au/ton. The overall grade for the Hite Mine is calculated to be 0.55 oz Au/ton.

Given the level of mining activity at the Hite Mine, it is indicated that the probability of locating additional ore within the existing upper workings is limited. However, the potential for locating of additional ore below the original workings appears to be significant.

The Kaderitas and Mexican Mines

Sampling work undertaken by AT&E at the Kaderitas indicates the overall grade of this deposit is lower than that as encountered at the Williams Brothers mine. Inspection of data from the Kaderitas mine indicates that the gold enriched zone occurs as a shoot within the quartz vein mass and that the size of the shoot is approximately 110 feet by 5 feet in plain view, with the long axis of the pod trending northwest. The average grade of this pod is indicated to be in the range of 0.1 to 0.3 oz Au/ton. This pod appears to be amenable to mining; however additional work is required to further assess the potential of this shoot.

Several authors have indicated that the Kaderitas Mine is an extension of the Mexican Mine quartz vein and is likely another mineralized shoot within this vein system. On the basis of regional trends of mineralized quartz veins, and the proximity of the 2 deposits and alignment of workings with respect to each other, this hypothesis appears valid. However, as ore shoots are of limited lateral extent, the probability for delineating economic mineralization between the 2 mines appears may be limited.

Historically, there appears to be significantly more development work at the Mexican Mine than at the Kaderitas, and it is assumed that the degree of exploitation of the Mexican mine is therefore correspondingly greater.

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The Troy Mining Zone Location Map – Mariposa County

Competition

The mineral exploration industry, in general, is intensely competitive and even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves.

Most companies operating in this industry are more established and have greater resources to engage in the production of mineral claims. We were recently incorporated, and our operations have not yet been established. ed. There is also significant competition to retain qualified personnel to assist in conducting mining activities. If we are unable to obtain sufficient funding to commence operations, or we are unable to retain additional qualified personnel, we may be unable to enter into production and achieve profitable operations. These factors set forth above could inhibit our ability to compete with other companies in the industry.

Numerous factors beyond our control may affect the marketability of gold recovered from the Troy Claims. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

Compliance with U.S. Government Regulation.

The General Mining Law of May 10, 1872, as amended (30 U.S.C. §§ 22-54 and §§ 611-615) is the major U.S. federal law governing locatable minerals. This law allows citizens of the United States the opportunity to explore for, discover, and purchase certain valuable mineral deposits on those federal lands that are open to mineral entry. The law sets general standards and guidelines for claiming the possessory right to a valuable mineral deposit discovered during exploration. The General Mining Law allows for the enactment of state laws governing location and recording of mining claims and sites that are consistent with federal law. The federal regulations implementing the General Mining Law are found at Title 43 of the Code of Federal Regulations (CFR) in Groups 3700 and 3800.

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A mining claim is a selected parcel of U.S. federal land, valuable for a specific mineral deposit or deposits, for which the claimant has asserted a right of possession under the General Mining Law. All rights to the Star Alliance International Corp. Claims are restricted to the exploration and extraction of a mineral deposit. The rights granted by a mining claim protect against a challenge by the United States and other claimants only after the discovery of a valuable mineral deposit. The two types of mining claims are lode and placer. The Star Alliance International Corp. Claims are lode claims. Lode claims cover classic veins or lodes having well-defined boundaries and also include other rock in-place bearing valuable mineral deposits. Lode claims are usually located as parallelograms with the side lines parallel to the vein or lode. The end lines of the lode claim must be parallel to qualify for underground extralateral rights. Extralateral rights involve the rights to minerals in vein or lode form that extend at depth outside the vertical boundaries of the claim. The Star Alliance International Corp. Claims are a mixture of patented and unpatented mining claims. A patented mining claim is one for which the federal government has conveyed title, making it private land. Since October 1, 1994, the BLM has been prohibited by acts of Congress from accepting any new mineral patent applications.

Generally, all claimants must pay an annual maintenance fee per claim or site to the BLM, or file for a waiver from payment of fees by September 1 of each year. Failure to file for a waiver or pay the fee by September 1 results in the claim or site becoming forfeited by operation of law. Assessment work is work or labor that performed that develops the claim for production (43 CFR Part 3836). Geological, geophysical, and geochemical surveys may qualify as assessment work for a limited period. Use of these surveys requires the filing of a detailed report, including basic findings.

State laws also require the annual filing of an affidavit of assessment work with the proper county if the work is performed. The filing of an affidavit of annual assessment work with both the local county office and the proper BLM State Office is required if the claimant elects to file a waiver from payment of the maintenance fees. The affidavit or proof of labor must be filed no later than December 30 following the filing of a waiver in the proper BLM State Office and in the county or borough recorder’s office.

Performance of assessment work must be within a certain period referred to as the assessment year. The assessment year begins at noon of each September 1. It ends at noon September 1 of the next year (43 CFR Part 3836). Performance of assessment work need not occur during the first assessment year of location.

Exploration and mining activities on BLM-administered land are controlled by the regulations of the Secretary of the Interior contained in 43 CFR, Subparts 3715 and 3809. We are required by these regulations to prevent unnecessary or undue degradation of the land. For activities other than casual use, we will be required to submit either a notice or a plan of operations. A plan of operations, which includes a reclamation plan, is required where activities involve the surface disturbance of more than 5 acres. Notices also require the submission of a reclamation plan and are submitted for exploration activities covering 5 acres or less. There is no requirement for notifying the BLM of casual use activities. Casual use activities are those that cause only negligible disturbance of public lands and resources. For example, activities that do not involve the use of earthmoving equipment or explosives may be considered casual use.

We will be required to reclaim any surface disturbing activity, even if the claim or site is declared abandoned and void or forfeited by the BLM. Reclamation will be required if we relinquish the claim or site to the Federal Government. The BLM requires a reclamation bond or other financial security prior to approving a plan of operations or allowing operations under a notice to proceed. Surface Management actions are processed at the local level.

We intend to submit a plan of operations for our planned activities on the Star Alliance International Corp. Claims to the BLM district office. The plan of operations must include appropriate environmental protection and reclamation measures and describe either the entire operation proposed or reasonably foreseeable operations and how they would be conducted, including the nature and location of proposed structures and facilities.

The public has the conditional right to cross mining claims or sites for recreational and other purposes and to access federal lands beyond the claim boundaries. Although claimants have a right of access to a mining claim or site across federal lands, they are not allowed to cause unnecessary or undue degradation of the surface resources. Claimants may be liable for damages if found responsible for unnecessary loss of or injury to property of the United States. We may not construct permanent structures, mobile structures, or store equipment without the prior approval of an authorized federal official.

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Competition

The mineral exploration industry, in general, is intensely competitive and even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves.

Most companies operating in this industry are more established and have greater resources to engage in the production of mineral claims. We were recently incorporated, and our operations have not yet been established. Our resources at the present time are limited. There is also significant competition to retain qualified personnel to assist in conducting mining activities. If we are unable to obtain sufficient funding to commence operations, or we are unable to retain additional qualified personnel, we may be unable to enter into production and achieve profitable operations. These factors set forth above could inhibit our ability to compete with other companies in the industry.

Numerous factors beyond our control may affect the marketability of gold recovered from by Star Alliance International Corp. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of—

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company, the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Employees

As of August 1, 2020, we have 3 employees with employment agreements which are attached hereto as Exhibits.

Description of Property

We currently do not own or rent any property.

37

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our unaudited financial statements as of March 31, 2020 and the audited statements as of June 30, 2019 and 2018 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Company’s ability to continue as a going concern.

38

Location of Star’s Mining Property
Within the Historic “California Mother Load”

DIVISION OF MINES AND GEOLOGY
JAMES F. DAVIS, STATE GEOLOGIST

STATE OF CALIFORNIA - PETE WILSON, GOVERNOR
THE RESOURCES AGENCY - DOUGLAS P. WHEELER, SECRETARY
DEPARTMENT OF CONSERVATION - LAWRENCE J. GOLDZBAND, DIRECTOR

MAP OF CALIFORNIA HISTORIC GOLD MINES
THE CALIFORNIA GOLD DISCOVERY TO STATEHOOD SESQUICENTENNIAL (1998-2000) EDITION

"It was known that mines of the precious metals existed to a considerable extent in California at the time of its acquisition. Recent discoveries render it probable that these mines are more extensive and valuable than was anticipated. The accounts of the abundance of gold in that territory are of such an extraordinary character as would scarcely command belief * * *. The effects produced by the discovery of these rich mineral deposits, and the success which has attended the labors of those who have resorted to them, have produced a surprising change in the state of affairs in California."

James K. Polk
The President of the United States
December 5, 1848

MAP OF CALIFORNIA HISTORIC GOLD MINES

The California
Gold Discovery To Statehood
Sesquicentennial (1998 - 2000) Edition

Poster Prepared by Les Youngs

1998

DEPARTMENT OF CONSERVATION
Division of Mines and Geology

Del Norte
Siskiyou
Modoc
Humboldt
Shasta
Lassen
Trinity
Tehama
Plumas
Mendocino
Glenn
Butte
Sierra
Nevada
Colusa
Sutter
Yuba
Placer
Lake
Marshall Gold Discovery State Historic Park in Coloma
El Dorado
Yolo
Sonoma
Napa
Sacramento
Amador
Alpine
Calaveras
Solano
Marin
Tuolumne
Mono
San Francisco
Contra Costa
San Joaquin
Mariposa
Alameda
Stanislaus
San Mateo
Santa Cruz
Santa Clara
Merced
Madera
Fresno
Inyo
San Benito
Monterey
Tulare
Kings
San Luis Obispo
Kern
Santa Barbara
Ventura
Los Angeles
San Bernardino
Orange
Riverside
San Diego
Imperial
PACIFIC
OCEAN
Troy's Mining Claims Covering 10,500 acres

EXPLANATION

- Historic Lode Gold Mine Location
- Historic Placer Gold Mine Location
- Active Gold Mine Location (1996-1998)

This map shows the locations of 9,258 historic lode gold mines and prospects, the locations of 4,112 historic placer gold mines, and the locations of 18 active gold mines. The data are from the California Department of Conservation's Division of Mines and Geology and Office of Mine Reclamation.

Scale 1:1,500,000

Dry diggings, circa 1930s.
Division of Mines and Geology archives.

Basic lode mining, circa 1920s.
Division of Mines and Geology archives.

Station 1000 feet level, Omaha Mine - Grass Valley, circa 1860s.
Division of Mines and Geology archives.

Head of Auburn Ravine, 1852.
Division of Mines and Geology archives.

A circa 1870s outing at a hydraulic mining operation.
Division of Mines and Geology archives.

Chinese gold miners working a "Coyote Hole" in the Folsom area, circa 1900.
Courtesy Natomas Company collection, Sacramento Archive and Museum Collection Center.

The working dredge Folsom No. 2, June 28, 1906.
Division of Mines and Geology archives.

"The men who settled the country [California] imparted to it a good deal of their own nature, which knows no period of boyhood. The Americans spring at once from childhood, or almost infancy, to manhood; and California, no less rapid in its growth, became a full-grown State, while one-half of the world still doubted its existence."

J. D. Borthwick
Three Years In
California, 1857

California Department of Conservation, Division of Mines and Geology, P.O. Box 2980, Sacramento, California 95812-2980, (916) 445-5716, Web Site: http://www.consrv.ca.gov/

Note: Star’s agreement with Troy Mining Corporation (“Troy”) includes the paid claims on approximately 4,800 acres consisting of 78 claims and surrounding properties. There are seven (7) portals. The method Troy used to stake its claims was to land-lock the area surrounding these claims in a way to prevent outside interests to stake the additional original AT&E claims. Since existing roads, trails, etc. may be expanded but no new ones constructed without further government approval, this program proved effective. Troy’s plan was at such time as it was ready to begin opening the various portals for production to survey and stake the additional 290+ claims facilitated by its road and trail structure that provides access to them. These additional claims together with the existing claims would provide Star with control over ~10,500 acres, 130 miles due East of San Francisco Bay.

39

Photographs of the Troy Mining Zone

The Mining Property, showing site buildings

Mining Property	Mining Property

40

Mine Shaft	Bunker
Main Road	Mine

41

Blaster	Mill

Mill	Mill

42

Mill Building	Rock Face Inside the Mine Showing Ore

Bunker

43

Mine Map	Inside Mine	Inside Mine

Several Pictures Taken at the Mine Site late November 2019 Follow

44

Company Overview

Star Alliance International Corp. (“Star” or “STAL”, the OTC trading symbol) was originally incorporated as Asteriko Corp. in the State of Nevada on April 17, 2014 under the laws of the State of Nevada. Asteriko generated limited or no earnings as a provider of interior decorating products and a travel and tourism service. As a result of a change of control on May 14, 2018 the company changed its focus to the acquisition and development of gold mining as well as certain other mining properties and changed its name to Star. The Company is current with its SEC filings and is trading under the stock symbol “STAL”.

On August 13, 2019 the Company acquired the assets of Troy Mining Corp, a Nevada corporation ("Troy"). This acquisition includes 78 gold mining claims consisting of approximately 4800 acres, located east/southeast of El Portal, California, in Mariposa County. Under the terms of the asset purchase agreement we acquired 100% of the assets for stock and cash. Such assets include a production processing mill together with associated buildings, all the mining and support equipment at the Troy mine site, all the Troy mining claims, and related geological reports relating to the property, assay reports on the property, and all core drilling samples. Based upon the extensive geological reports, core drilling samples, and existing portals, Star believes it can rapidly bring this mining property into economic production. See Garcia Valuation and Gold Reserves respecting AT&E claims (a.k.a. USA Mining claims) of which the Troy claims are a subset.

Description	Garcia Valuation	Est. Reserves	Est. Reserve Value
Mining Claims	2,048,720 oz	2,048,720 ozA	$4.17 BillionB

A       See Garcia Valuation and Gold Reserves

B       The price of gold per troy ounce at the close on August 7, 2020 (e.g., $2,035.99/troy oz.)

45

Liquidity and Capital Resources

As of nine months ended March 31, 2020, we had current assets of $3,529, consisting of $3,529 in cash. paid expenses. Current liabilities at nine months ended March 31, 2020, totaled $642,989. As of the year ended June 30, 2019, we had current assets of $471 consisting of cash. Current liabilities at June 30, 2019, totaled $134,186.

The accompanying unaudited financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has an accumulated deficit of $2,410,918. For the nine months ended March 31, 2020 the Company had a net loss of $1,635,464 with $120,067 of cash used in operating activities. Due to these conditions, it raises substantial doubt about the Company’s ability to continue as a going concern.

Net cash used in operating activities was $120,067 during the nine months ended March 31, 2020 compared to $37,300 in the prior period.

Net cash provided by financing activities was $123,125 and $37,225 for the nine months ended March 31, 2020 and 2019, respectively. Proceeds from financing were from proceeds from notes payable (Note 5), advances from our CEO (Note 4) as well as the sale of common stock (Note 8).

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. The company could continue operations on a scaled down basis with the cash on hand for approximately 6 months and with the minimum offering for a scaled down basis for 12 months. It is anticipated that the Company will receive increasing revenues from operations in the coming year; however, since the Company has no history of revenues, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%. As the Company’s expenses are relatively stable, unless additional products are rolled out, the Company believes it can fund its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional funds during 2020 and 2021 through sales of equity, debt and convertible securities, if it is deemed necessary.

Star Alliance has no intention in investing in short-term or long-term discretionary financial programs of any kind.

Results of Operations

We generated no revenue for years ended June 30, 2019 and June 30, 2018. As a result, we have reported a net loss of $141,882 for year ended June 30, 2019 and a net loss of $93,936 for year ended June 30, 2018. We generated no revenue for the three months ended March 31, 2020. As a result, we have reported a loss of $1,453,533 for the three months ended March 31, 2020 and a net loss of $1,635,464 for the nine months ended March 31, 2020.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern. Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenues of recognized trends and uncertainties in our market will not be recognized until such time as the Company has had sufficient operations to provide a baseline.

46

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on the results we report in our financial statements, which we discuss under the heading “Results of Operations” following this section of our MD&A. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.

We set forth below those material accounting policies that we believe are the most critical to an investor’s understanding of our financial results and condition and that require complex management judgment.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Revenue Recognition

The company recognizes revenue under ASC 606 “Revenue Recognition.” Revenue is recognized when it is invoiced to the customer.

47

OUR MANAGEMENT

Executive Officers

Name	Age	Position

Richard Carey	81	Chief Executive Officer & Co-Chairman and Director
James G. Baughman	62	President
Alexei Tchernov	56	EVP Finance and Director
Franz Allmayer	30	Vice President Mergers & Acquisitions and Director
Anthony L. Anish	72	Corporate Secretary and Director
Themis Glatman	60	Treasurer and Director

Directors, Executive Officers, Promoters and Control Persons

Rich Carey – CEO and Chairman, Interim Chief Accounting Officer, Director

Richard Carey is our Co-Chairman and CEO and is responsible for creating, planning, implementing and integrating the strategic direction of the Company and as such responsible for the company operations, marketing, strategy, financing, and creation of company culture. Mr. Carey began his career in 1958 when he received congressional appointment to the US Naval Academy as the son of Congressional Medal of Honor recipient Charles Francis Carey Jr. Upon honorable discharge from the US Navy in 1964, Mr. Carey began a career in finance as a NYLIC underwriter for New York Life. From 1967 to 1973, Mr. Carey worked as a stockbroker and principal of a brokerage firm. In 1973 he began structuring oil and gas limited partnerships for developmental drilling programs. These programs included hundreds of successful oil and gas wells, and a lucrative Geo-Thermal project in Colorado as a general partner with AMEX (an American Stock Exchange listed company).

In the subsequent 40 years, Mr. Carey has founded and co-founded multiple companies in a wide range of industries including diamond and gold mining operations, oil and gas exploration, energy resellers, entertainment, specialty finance and tax offset programs. With his broad experience and an extensive personal and business network, Mr. Carey’s financial acumen has added significant value to every project in which he has participated. With his unique understanding of the diversity of business structures and an ongoing commitment to innovate and adapt to new practices, he continues to build upon the depth of knowledge and success gained throughout his career.

48

James G. Baughman, President

James Baughman, an economic geologist and mining executive, is our President and responsible for assisting the CEO in creating, planning, implementing and integrating the strategic direction of the Company and as such shares with the CEO responsibilities for the company operations, marketing, strategy, financing, and creation of company culture. Mr. Baughman has over thirty years of progressive experience in advancing gold, silver, and base metal projects from grassroots to advance stage projects. He has held senior positions (i.e., Chief Geologist, Chairman, President, Acting CFO, Chief Operating Officer) in both private and publicly traded mining and mineral exploration companies during his 30-year industry career. Mr. Baughman was on the successful Greens Creek discovery team and has lead exploration and development projects throughout the Western Hemisphere. Mr. Baughman was CEO of High Plains Uranium that was sold for US $55 Million in 2006. Mr. Baughman is a registered member of the Society of Mining, Metallurgy, Exploration and a member of the Society of Economic Geologists. Mr. Baughman received a Bachelor of Science degree in Geology in 1983 from the University of Wyoming and is a registered professional geologist (P. Geo) in the State of Wyoming. Mr. Baughman is a Registered Member of the Society of Mining, Metallurgy, and Exploration (SME) and a Qualified Person (QP) on the Toronto Stock Exchange (TSX) and Australian Stock Exchange (ASX).

Alexei Tchernov, Executive Vice President Finance and Strategic Planning, Director

Alexei Tchernov is our Executive Vice President Finance and Strategic Planning and in this capacity is responsible for directing all aspects of accounting operations, overseeing all transactions related to general ledger, receivables, payables, payroll and financial reporting and working with other senior managers in financial planning, results management, and strategic planning and execution. Mr. Tchernov has twenty-five years of financial, investment, and significant polymetallic development project experience domestically and internationally. Mr. Tchernov spent fourteen years with the IFC Metropol group of companies as Acting Head of Corporate Finance and Head of Investment Projects. Previously he served as Financial Director of Neptune Pacific. He began his career as an associate with The Boston Consulting Group and later as a financial analyst with the United Financial Group division of Deutsche Bank. Mr. Tchernov received his Ph.D. in computational mathematics and cybernetics, his M.S. in applied mathematics, and his Law Degree from Moscow State University; and, his MBA from Southern Methodist University in Dallas TX.

Franz Allmayer - Vice President Mergers & Acquisitions, Director

Franz Allmayer as Vice President Mergers & Acquisitions is responsible for sourcing and evaluating investment opportunities including joint ventures, and negotiating and closing investments. Mr. Allmayer has held positions with companies such as SIMGO Mobile since September 2015 as their Business Developer and Global Advisor, the Clinton Health Initiative from November 2014 to September 2015 as a consultant, LMM General trading from October 2015 to October 2016 as a Strategic Research & Development Innovation Scout and Vamed Engineering GmbH & CO KG from April 2012 to September 2014 as a Project Engineer. Mr. Allmayer graduated in September 2014 from the London School of Economics and Political Science with a Master of Science degree in Health Policy, Planning and Financing with merit. In addition, he has a Bachelor of Science degree in Biomedical Engineering with distinction from the University of Applied Sciences Techniku, Vienna.

Anthony L. Anish - Corporate Secretary, Director

Mr. Anish, as Corporate Secretary, is responsible for board minutes and implementing board decisions, advising directors, handling share issuances and transactions, legal requirements, auditors, lawyers, tax advisers, bankers and shareholders on governance issues, and ensuring compliance of relevant laws and regulatory matters. Mr. Anish served as a principal officer of M Line Holdings, Inc. where he was responsible for meeting all the SEC requirements. Previously, he successfully founded and expanded the London-based Anish and Co., chartered accountants, Mr. Anish sold his interest to two junior partners to join as CFO his accounting client, Performance Tire, Ltd. A year later he joined Performance Tire, Inc. where he led an expansion into the U.S. that took sales from $2MM to $28MM in 2 years. He later purchased the company's 9 retail stores, which he later sold to return to his accounting and finance background. As President of AM Capital, Inc. Mr. Anish provided business finance for companies through equipment leasing and asset-based lending from its Orange County office. Prior to joining M-Line he consulted on a number of reverse mergers, provided business finance to private and public companies, and assisted taking a private company public through the full registration process. Mr. Anish received his Chartered Accounting degree after articling with Percy Phillips and Co., a London based Chartered Accounting firm.

49

Themis Glatman – Treasurer, Director

Mrs. Glatman, as Treasurer, is responsible for corporate liquidity, investments, and risk management related to the company's financial activities (i.e., forecasting cash flow, related borrowing needs, and funds available for investment). Mrs. Glatman was born in Brazil where she achieved an athletic scholarship that allowed her to come to the United States where she attended Brigham Young University in Utah, studying Chemical Engineering for three years. She is fluent in English, Spanish, Portuguese with some French and Italian. Having moved to Los Angeles in 1981 she pursued a seventeen-year career in construction including commercial, residential, multi-family as well as smaller remodeling projects. Remodeling included acquisitions of homes for her own remodeling projects. She is well versed in reading blueprints and understands architectural, engineering, and financial requirements of projects from their financing through excavation, grading, paving, and concrete work through final finishes.

General

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Richard Carey (CEO)	2019	0	0	0	0	0	0	0	0
	2018	0	0	0	0	0	0	0	0
John C. Baird (CFO)*	2019	0	0	0	0	0	0	0	0
	2018	0	0	0	0	0	0	0	0
Alexei Tchernov (Executive VP Finance)	2019	0	0	0	0	0	0	0	0
	2018	0	0	0	0	0	0	0	0
Franz Allmayer (Vice President Finance)	2019	0	0	0	0	0	0	0	0
	2018	0	0	0	0	0	0	0	0
Themis Glatman (Treasurer)	2019	0	0	0	0	0	0	0	0
	2018	0	0	0	0	0	0	0	0
Anthony L. Anish (Company Secretary)	2019	0	0	0	0	0	0	0	0
James Baughman (Vice President Operations)	2019	0	0	0	0	0	0	0	0
Eng Wah Kung (CFO, resigned May 16, 2018)	2018	0	0	0	0	0	0	0	0
Kok Chee Lee (CEO, resigned January 17, 2018)	2018	0	0	0	0	0	0	0	0

* John C. Baird resigned his position as CFO and Director on August 12, 2020 for personal reasons.

Compensation of Non-Employee Directors. We currently have only non-employee directors and no compensation was paid to non-employee directors in the period ended March 31, 2020. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. As noted above, our common stock is listed on the OTC Markets, which does not require companies to maintain audit, compensation or nominating committees. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of three members who are not considered independent.

50

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of August 12, 2020 , the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly, and the percentage shown is based on 107,953,334 shares of common stock issued and outstanding.

Title of Class	Name of Beneficial Owner	Beneficial Ownership	Percentage
Common	Richard Carey	66,500,000	61.60%
Common	Anthony L. Anish	2,500,000	2.33%
Common	Alexei Tchernov	500,000	0.43%
Common	Franz Allmayer	250,000	0.22%
Common	Themis Gladman	1,000,000	0.92%
Common	Total all executive officers and directors	70,750,000	65.53%

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Star Alliance International Corp., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its members do not meet the independence requirements.

52

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at July 31, 2020
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	175,000,000	107,953,334

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

53

Limitations on Stockholder Actions

Title 7 of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Title 7 of the Washington Revised Statutes further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to Title 7 of the Washington Revised Statutes or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide as follows:

(a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or interstate representative is or was a director, officer or employee of the Corporation or of any corporation in which he served as such at the request of the Corporation shall be indemnified by the Corporation against the reasonable expenses, including attorney’s fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for gross negligence or misconduct in the performance of his duties.

(b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer, director or employee may be entitled apart from the provisions of this section.

(c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case in which there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

54

Selling Shareholders

		Percent Before Offering	Percent After Offering
Gordon Austin	20,000	>1	>1
Roger D. Baird	2,000,000	2	2
Jitu Banker	500,000	>1	>1
Stephen M. Brown	1,800,000	2	2
Kenneth E Buttke and Jeraldine F. Buttke	100,000	>1	>1
Richard Calafiore	1,000,000	1	1
Leon Caldwell	1,000,000	1	1
Robert Carey	3,225,000	3	3
Melvin Carreno	40,000	>1	>1
Chrysalis	500,000	>1	>1
Christina Cruz	2,500,000	2	2
Irwin J. Dinn	50,000	>1	>1
Lynda Dust	10,000	>1	>1
Beatrice S. Godina	4,000	>1	>1
Fernando Godina	52,000	>1	>1
Charles Hofsaes	20,000	>1	>1
Paul Hurley	500,000	>1	>1
Ricky George Israelson	3,500	>1	>1
Anthony Laguardia	10,000	>1	>1
Rick Lara	100,000	>1	>1
Lester M. Cook 111	500,000	>1	>1
Doreen Lopuzzo	5,000	>1	>1
Danny A Mahagna	50,000	>1	>1
Robert O Mayer	2,000,000	2	2
Charles Mchenry	10,000	>1	>1
Ron Moore	1,000,000	1	>1
Vasco Patkov	25,000	>1	>1
Eli F. Paul	10,000	>1	>1
Bruce Pennell	2,000,000	2	2
Karen Puccio	5,000	>1	>1
Benjamin Rodriguez	100,000	>1	>1
Robert A. Rodriguez	100,000	>1	>1
Steven Rodriguez	100,000	>1	>1
Claude Roussel	1,000,000	1	1
Brian Sakae	25,000	>1	>1
Sylvia Schroeder	5,000	>1	>1
Boustead Securities, LLC	1,250,000	1	1
Michael Shaugnessy	25,000	>1	>1
Arnold F. Sock	50,000	>1	>1
William Sorrentino	50,000	>1	>1
The RRW Family Trust	2,260,000	2	2
Howard Tokosh	166,667	>1	>1
Marilyn Tokosh	66,667	>1	>1
Richard Tokosh	80,000	>1	>1
Venice Canal Trust	80,000	>1	>1
Randall Webb	2,100,000	2	2
Daniel Zoeteman	100,000	>1	>1

TOTAL	26,597,834

Notes:

Boustead Securities Inc. managed by CEO Keith Moore

The RRW Family Trust managed by Randall Webb

Venice Canal Trust managed by Ron Orr

Robert Carey is the son of Robert Carey, our CEO

Cristina Cruz is the daughter of Richard Carey, our CEO

Roger Baird is the brother of John Baird, our former CFO and Director

55

PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in any private transaction. The sales will be at the fixed price of $1.00. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus. Rule 144 is not available for the resale of securities issued by a shell company until 12 months after it has ceased being a shell company and has filed current Form 10 information with the Commission reflecting its status as an entity that is no longer a shell company.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $15.00 per share. The Company’s shares may never be quoted on the NASDAQ Capital Markets or listed on an exchange.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

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Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholders are an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with re-sales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the common stock by selling stockholders. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

By Our Company

Offering will be Sold by Our Officers and Directors

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the effective date of this prospectus, the officers and directors, intend to advertise through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Our officers and directors will also distribute the prospectus to potential investors at meetings, to their business associates and to their friends and relatives who are interested in the Company as a possible investment. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

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a. None of our officers and directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of their participation;

b. None of our officers and directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

c. None of our officers and directors are, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and,

d. All of our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officers, directors, control persons and affiliates of same will not purchase any shares in this offering.

Terms of the Offering

The Company. is offering a maximum of 12,500,000 common shares at a fixed price of $1.00 per share. The price of $1.00 per share is fixed for the duration of the offering. The shares are intended to be sold directly through the efforts of our officers and directors. No commission or other compensation related to the sale of the shares will be paid to our officers and directors. Our officers and directors intend to place the offering through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Our officers and directors will also distribute the prospectus to potential investors at meetings, to their business associates and to their friends and relatives who are interested in the Company as a possible investment. The shares are being offered for a period not to exceed 180 days. The offering will terminate when the sale of all 12,500,000 shares is completed, or when the board determines it is in the best interest of the Company to close the offering at any time. The subscription proceeds from the sale of the shares in this offering will be payable to Star Alliance International Corp. and will be deposited and held in a separate account by the company but it is not a formal escrow or trust account therefor such funds may be available to creditors of the Company.

The officers and directors of the issuer and any affiliated parties thereof will not participate in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if the Company were to enter into such arrangements, the Company will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the Prospectus.

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99.1) and sending it together with payment in full to the Company.

All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is a minimum of 1,000 shares required to be purchased by any individual investor. The Company reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once the Company accepts a subscription, the subscriber cannot withdraw it.

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How to Invest:

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1) an executed copy of the Subscription Agreement, available from the company; and

2) a check payable to the order of Star Alliance International Corp. in the amount of $1.00 for each share you want to purchase.

OTC Markets Considerations

We trade on the OTC Markets. The OTC Markets is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Markets is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Markets securities. Investors do not have direct access to the Markets service. For Markets securities, there only has to be one market maker. Markets transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the Markets, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTC Markets board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Title 7 of the WRS provides that directors and officers of Washington corporations may, under certain circumstances, be indemnified against expenses (including attorneys‘ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. WRS also provides that directors and officers may also be indemnified against expenses (including attorney’s fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by the Law Offices of Michael H. Hoffman, PA, Michael Hoffman, 1521 Alton Road, # 284, Miami Beach, FL 33139. Email: michael@myseclawyer.com

EXPERTS

The audited financial statements as of and for the year ended June 30, 2018, “appearing in this prospectus and registration statement”, have been audited by MaloneBailey, LLP, an independent registered accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited financial statements as of and for the year ended June 30, 2019, appearing in this prospectus and registration statement, have been audited by AJ Robbins CPA, LLC an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing who have served as the Company’s auditor since 2019.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Star Alliance International Corp.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

60

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

61

62

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AJ Robbins CPA, LLC Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders Star Alliance International Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Star Alliance International Corp (the Company) as of June 30, 2019 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2019, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Going concern uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 3 to the financial statements, the Company has an accumulated deficit of $2,410,918 and negative working capital of $639,460+ as of June 30, 2019. For the year ended June 30, 2019 the Company had a net loss of $1,635,464. These factors create an uncertainty as to the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matters-Significant Related Party Transactions

The Company has had significant transactions and relationships with related parties, including the Company’s Co-Chairman, which are described in the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm's length basis, as the requisite conditions of competitive, free market dealings may not exist.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ AJ Robbins CPA, LLC

We have served as the Company’s auditor since 2019.

Denver, Colorado December 28, 2019

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Star Alliance International Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Star Alliance International Corp. as of June 30, 2018, and the related statement of operations, changes in stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2018, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We served as the Company's auditor from 2017 to 2018.

Houston, Texas

February 14, 2019

F-2

STAR ALLIANCE INTERNATIONAL CORP.

BALANCE SHEETS

	June 30,
	2019	2018
ASSETS
Current assets:
Cash	$471	$300
Total assets	$471	$300

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$32,692	$–
Accrued expenses	2,863	20,182
Note payable	20,000	–
Note payable – former related party	32,000	32,000
Related party advance	3,980	300
Due to former related party	42,651	42,651
Total current liabilities	134,186	95,133

Total liabilities	134,186	95,133

COMMITMENTS AND CONTINGENCIES (see footnotes)
Stockholders’ deficit:
Preferred stock, $0.001 par value, 25,000,000 authorized, none issued and outstanding	–	–
Series B preferred stock, $0.001 par value, 1,900,000 authorized, none issued and outstanding	–	–
Common stock, $0.001 par value, 175,000,000 shares authorized, 83,450,000 and 35,450,000 shares issued and outstanding as of June 30, 2019 and 2018, respectively	83,450	35,450
Additional paid-in capital	551,289	503,289
Common stock to be issued	7,000	–
Accumulated deficit	(775,454)	(633,572)
Total stockholders’ deficit	(133,715)	(94,833)

Total liabilities and stockholders’ deficit	$471	$300

The accompanying notes are an integral part of these financial statements.

F-3

STAR ALLIANCE INTERNATIONAL CORP.

STATEMENTS OF OPERATIONS

	For the Years Ended June 30,
	2019	2018
Operating expenses:
General and administrative	$27,617	$6,382
Professional fees	63,534	87,422

Total operating expenses	91,151	93,804

Loss from operations	(91,151)	(93,804)

Other expense:
Loss on conversion – related party	(48,000)	–
Interest expense	(2,731)	(132)
Total other expense	(50,731)	(132)

Loss before provision for income taxes	(141,882)	(93,936)

Provision for income taxes	–	–

Net loss	$(141,882)	$(93,936)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)
Weighted average common shares outstanding – basic and diluted	37,817,123	35,400,000

The accompanying notes are an integral part of these financial statements.

F-4

STAR ALLIANCE INTERNATIONAL CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED JUNE 30, 2019 AND 2018

	Common Stock		Additional Paid-in	Common Stock To Be	Accumulated
	Shares	Amount	Capital	Issued	Deficit	Total
Balance, June 30, 2017	35,400,000	$35,400	$478,339	$–	$(539,636)	$(25,897)
Common stock issued for services	50,000	50	24,950	–	–	25,000
Net loss	–	–	–	–	(93,936)	(93,936)
Balance, June 30, 2018	35,450,000	35,450	503,289	–	(633,572)	(94,833)

Common stock issued to convert related party advances	48,000,000	48,000	48,000	–	–	96,000
Common stock sold				7,000		7,000
Net loss	–	–	–	–	(141,882)	(141,882)
Balance, June 30, 2019	83,450,000	$83,450	$551,289	$7,000	$(775,454)	$(133,715)

The accompanying notes are an integral part of these financial statements.

F-5

STAR ALLIANCE INTERNATIONAL CORP.

STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(141,882)	$(93,936)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	–	25,000
Loss on conversion of debt – related party	48,000	–
Changes in assets and liabilities:
Accounts payable	43,192	–
Accrued expenses	5,781	68,936
Net cash used in operating activities	(44,909)	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of borrowings from a related party	72,085	300
Repayment to related party	(34,005)	–
Proceeds from the sale of common stock	7,000	–
Net cash provided by financing activities	45,080	300
Net increase in cash	171	300
Cash at the beginning of year	300	–
Cash at the end of year	$471	$300

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$–	$–
Income taxes paid	$–	$–
NON-CASH TRANSACTIONS:
Operating expenses paid directly by a former related party	$–	$42,651
Note payable issued for settlement of accrued expense	$–	$32,000
Related party advance converted to common shares	$48,000	$–
Operating expenses paid directly by a related party	$13,600	$–
Note issued to settle unpaid legal fees	$20,000	$–

The accompanying notes are an integral part of these financial statements.

F-6

Star Alliance International Corp.

Notes to Financial Statements

June 30, 2019

NOTE 1 – NATURE OF BUSINESS

Star Alliance International Corp. (“the Company”, “we”, “us”) was originally incorporated with the name Asteriko Corp. in the State of Nevada on April 17, 2014 under the laws of the state of Nevada, for the purpose of acquiring and developing gold mining as well as certain other mining properties worldwide.

NOTE 2 – SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules of the Securities and Exchange Commission (“SEC”).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents for the years ended June 30, 2019 or 2018.

Stock-based Compensation

The Company records stock-based compensation in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation.” FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees. The Company accounts for stock-based compensation in accordance with the provision of ASC 505-50, Equity Based Payments to Non-Employees, which requires that such equity instruments are recorded at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instruments vest.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1 - Quoted market prices available in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

F-7

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The Company’s financial instruments are consisted principally of accrued expenses and short term debt. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature.

Income Tax Provision

The Company follow ASC 740-10-30, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

On December 22, 2017, the Tax Cuts and Jobs Act (TCJA) was signed into law by the President of the United States. TCJA is a tax reform act that among other things, reduced corporate tax rates to 21 percent effective January 1, 2018. FASB ASC 740, Income Taxes, requires deferred tax assets and liabilities to be adjusted for the effect of a change in tax laws or rates in the year of enactment, which is the year in which the, change was signed into law. Accordingly, the Company adjusted its deferred tax assets and liabilities at June 30, 2019, using the new corporate tax rate of 21 percent. See Note 7.

The Company adopted ASC 740-10-25 (“ASC 740-10-25”) with regard to uncertainty income taxes.  ASC 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under ASC 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740-10-25 also provides guidance on derecognition, classification, interest and penalties on income taxes, and accounting in interim periods and requires increased disclosures.  We had no material adjustments to our liabilities for unrecognized income tax benefits according to the provisions of ASC 740-10-25.

Net income (loss) per common share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants. There were no potentially dilutive common shares outstanding for the years ended June 30, 2019 and June 30, 2018.

Recently Issued Accounting Pronouncements

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business.   This ASU clarifies the definition of a business when evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. This new guidance will be effective for annual reporting periods beginning after December 15, 2017, including interim periods within those periods. The adoption of this ASU has had no material impact on the Company’s financial statements and disclosures.

F-8

In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350). This ASU simplifies the subsequent measurement of goodwill by eliminating the second step of the goodwill impairment test, which required computing the implied fair value of goodwill. Under the amendments in this update, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. This new guidance will be effective January 1, 2020. The Company is currently in the process of evaluating the potential effect that the adoption of this standard will have on its financial position and results of operations.

In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting. This ASU clarifies an entity’s ability to modify the terms or conditions of a share-based payment award presented. An entity should account for the effects of a modification unless all the following are met: the fair value of the modified award has not changed from the fair value on the date of issuance; the vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified; and, the classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. This new guidance will be effective for annual reporting periods beginning after December 15, 2017, including interim periods within those periods. The adoption of this ASU has had no material impact on the Company’s financial statements and disclosures.

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. This ASU clarifies the recognition, measurement, and effect on earnings per share of certain freestanding equity-classified financial instruments that include down round features affect entities that present earnings per share in accordance with the guidance in Topic 260, Earnings Per Share. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. This new guidance will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those periods. The Company adopted this ASU and it did not have a material impact on the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The ASU requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. This new guidance will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, and early adoption is permitted. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company adopted this ASU and it did not have a material impact on the Company’s results of operations.

In May 2014, the Financial Accounting Standards Board (FASB) issued ASU 2014-09, Revenue from Contracts with Customers, to establish ASC Topic 606, (ASC 606). ASU 2014-09 supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition and most industry-specific guidance throughout the Industry Topics of the Codification. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance includes a five-step framework that requires an entity to: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when the entity satisfies a performance obligation.  In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted this ASU and it did not have a material impact on the Company’s results of operations.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-9

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has an accumulated deficit of $775,454 and negative working capital of $133,715 as of June 30, 2019. For the year ended June 30, 2019 the Company had a net loss of $141,882. Due to these conditions, it raises substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

On May 14, 2018, pursuant to an agreement by and between Richard Carey, the Company’s new President and Chairman of the Board, and Kido, Mr. Richard Carey acquired 22,000,000 shares of common stock of the Company owned by Kido, representing 62.15% ownership of the Company which constitutes control. Mr. Richard Carey accepted the positions of President and Chairman of the Board on the same day.

In June 2018, Richard Carey, the Company’s Chairman, advanced the Company $300 to open a bank account. During the year ended June 30, 2019, Mr. Carey advanced the Company an additional $72,085, of which $34,005 was repaid. On June 12, 2019, Mr. Carey converted $48,000 of the amount due to him into 48,000,000 shares of common stock. The stock was fair valued at $0.002 per share by an independent valuation firm resulting in a loss on conversion of $48,000. As of June 30, 2019 and 2018, the balance due to Mr. Carey is $3,980 and $300, respectively. The advances are unsecured, non-interest bearing and due on demand.

Mr. Carey is using his personal office space at no cost to the Company.

NOTE 5 – COMMON STOCK

On June 30, 2018, the Company granted 50,000 shares of common stock for services rendered as of June 30, 2018. The shares were valued at $0.50 for total non-cash compensation expense of $25,000. As of June 30, 2018 the shares had not yet been issued by the transfer agent.

During the year ended June 30, 2019, the Company sold 2,400,000 shares of common stock for total cash proceeds of $7,000. As of June 30, 2019, the shares have not yet been issued by the transfer agent and therefore have been credited to common stock to be issued.

Refer to Note 4 for shares issued to a related party.

NOTE 6 – NOTE PAYABLE

As of June 30, 2019 and 2018, the Company owed Kok Chee Lee, the former CEO and Director of the Company, $42,651 and $42,651, respectively for operating expenses he paid on behalf of the Company during the year ended June 30, 2018. The borrowing is unsecured, non-interest-bearing and due on demand.

F-10

On June 1, 2018, the Company executed a promissory note in the amount of $32,000 with the former Secretary of the Board for $30,128 of accrued expenses for services previously provided and an additional $1,872 for services rendered. The note is unsecured, bears interest at 5% per annum and matures on December 1, 2018. As of June 30, 2019 and 2018, there is $1,732 and $132, respectively, of accrued interest on the note. The note is past due and in default.

On October 15, 2018, the Company executed a promissory note for $20,000, for amounts previously accrued and payable to the Company’s former attorney. The note bears interest at 8% and is due on October 15, 2019. As of June 30, 2019, there is $1,131 of accrued interest due on the note.

NOTE 7 – INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used due to the new tax law recently enacted.

Net deferred tax assets consist of the following components as of June 30:

	2019	2018
Deferred Tax Assets:
NOL Carryover	$152,765	$127,772
Less valuation allowance	(152,765)	(127,772)
Net deferred tax assets	$–	$–

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the period ended June 30, due to the following:

At June 30, 2019, the Company had net operating loss carry forwards of approximately $634,000 that maybe offset against future taxable income.  No tax benefit has been reported in the June 30, 2019 or 2018 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21% effective January 1, 2018.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of June 30, 2019, the Company had no accrued interest or penalties related to uncertain tax positions.

With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2013.

F-11

NOTE 8 – SUBSEQUENT EVENTS

1. Acquisition of Troy Mining Claims

On August 13, 2019, The Company closed an Asset Purchase Agreement (the “APA”) with Troy Mining Corporation (“Troy”). Under the APA, we acquired 78 gold mining claims consisting of approximately 4,800 acres, located east/southeast of El Portal, California, in Mariposa County, together with all of Troy’s rights to related equipment and buildings currently located on the mining claims. In exchange for the mining claims and related assets, we:

•	Agreed to issue 1,900,000 shares of a new class of preferred stock designated Series B Preferred Stock; and

•	Agreed to make total cash payments in the amount of $500,000 under a Promissory Note (the “Purchase Note”)

Under the Purchase Note, we paid $50,000 at the time of the closing, and are required to pay an additional $50,000 within sixty days of the closing, and $25,000 every other month thereafter, with the entire remaining amount due no later than March 31, 2020. In the event of default under the Purchase Note, all assets acquired under the APA will be forfeited back to Troy.

The 1,900,000 shares of Series B Preferred Stock designated and issued as part of the purchase price will be convertible into common stock on a 2:1 basis beginning 60 days from their date of issuance and will cast two votes per share on all matters submitted to a vote of our shareholders. If converted, all shares of Series B Preferred Stock must be converted in one tranche. Within 60 days of the closing, we are required under the APA to file a registration statement registering the re-sale of the shares of common stock issuable upon conversion of the Series B Preferred Stock.

On October 9, 2019, the parties have agreed to extend the date for filing the registration statement relating to the preferred shares of STAL to be issued to the Troy shareholders and that would in turn extend the date that the shares would become free trading. This extension will be for 150 days for filing the registration statement and obtaining approval for the shares to become free trading. All the remaining terms included in the contract will remain the same.

2. In order to pay the initial $50,000 required under the APA and the Purchase Note, the Company obtained funding under a Convertible Promissory Note in the amount of $50,000 issued to a private investor. The Convertible Promissory Note accrues interest at an annual rate of 10% and is due and payable in full in 60 days. The Convertible Promissory Note is convertible to shares of our common stock at a price of $0.05 per share.

3. In July 2019, the Company issued 6,000,000 shares of common stock to various members of the Board. All but 250,000 common shares were issued in lieu of Directors Fees.

4. On August 1, 2019, employment agreements for Richard Carey, John Baird and Anthony Anish were signed providing for annual salaries of $120,000 per annum for Richard Carey and $60,000 for John Baird and Anthony Anish.

5. In October 2019, the approximately 7 mile road from the main highway to our mining claims has been cleared and is now passable.

6. On October 7, 2019, a new $250,000 Convertible Promissory Note with initial funding of $50,000 was issued to a private investor. The Convertible Promissory Note accrues interest at an annual rate of 10% and is due and payable in full in 60 days. The Convertible Promissory Note is convertible to shares of our common stock at a price of $0.05 per share.

7. On October 9, 2019, a contract extension was agreed between Star Alliance International Corp. and Troy Mining Corporation The agreement gives the Company 150 days to file an S-1 registration statement and obtain approval for the shares that are to be issued to the Troy shareholders to become free trading.

F-12

STAR ALLIANCE INTERNATIONAL CORP.

BALANCE SHEETS

	March 31, 2020	June 30, 2019
	(unaudited)	(audited)
ASSETS
Current assets:
Cash	$3,529	$471
Total current assets	3,529	471

Other assets:
Property and equipment	450,000	–
Mining claims	57,532	–
Total other assets	507,532	–

Total Assets	$511,061	$471

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$40,049	$32,692
Accrued expenses	5,868	2,863
Accrued compensation	95,200	–
Notes payable	421,500	20,000
Note payable – former related party	32,000	32,000
Related party advance	5,721	3,980
Due to former related party	42,651	42,651
Total current liabilities	642,989	134,186

Total liabilities	642,989	134,186

COMMITMENTS AND CONTINGENCIES (see footnotes)

Stockholders’ deficit:
Preferred stock, $0.001 par value, 25,000,000 authorized, none issued and outstanding	–	–
Series A preferred stock, $0.001 par value, 1,000,000 authorized, no shares issued and outstanding, respectively	–	–
Series B preferred stock, $0.001 par value, 1,900,000 authorized, 1,883,000 and no shares issued and outstanding, respectively	1,883	–
Common stock, $0.001 par value, 175,000,000 shares authorized, 105,713,334 and 83,450,000 shares issued and outstanding, respectively	105,714	83,450
Additional paid-in capital	2,174,660	551,289
Common stock to be issued	6,633	7,000
Stock subscription receivable	(9,900)	–
Accumulated deficit	(2,410,918)	(775,454)
Total stockholders’ deficit	(131,928)	(133,715)

Total liabilities and stockholders’ deficit	$511,061	$471

The accompanying notes are an integral part of these unaudited financial statements.

F-13

STAR ALLIANCE INTERNATIONAL CORP.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Operating expenses:
General and administrative	$738,608	$7,344	$794,984	$16,950
Professional fees	109,180	22,306	126,680	53,902
Director compensation	441,000	–	469,000	–
Officer compensation	45,000	–	123,000	–

Total operating expenses	1,333,788	29,650	1,513,664	70,852

Loss from operations	(1,333,788)	(29,650)	(1,513,664)	(70,852)

Other expense
Interest expense	(1,745)	(789)	(3,800)	(1,933)
Loss on conversion of accrued salary	(118,000)	–	(118,000)	–
Total other expense	(119,745)	(789)	(121,800)	(1,933)

Loss before provision for income taxes	(1,453,533)	(30,439)	(1,635,464)	(72,785)

Provision for income taxes	–	–	–	–

Net loss	$(1,453,533)	$(30,439)	$(1,635,464)	$(72,785)

Net loss per common share - basic and diluted	$(0.01)	$(0.00)	$(0.02)	$(0.00)
Weighted average common shares outstanding – basic and diluted	96,781,173	35,400,000	92,426,933	35,400,000

The accompanying notes are an integral part of these unaudited financial statements.

F-14

STAR ALLIANCE INTERNATIONAL CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED MARCH 31, 2019

(UNAUDITED)

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, June 30, 2018	35,450,000	$35,450	$503,289	$(633,572)	$(94,833)
Net loss	–	–	–	(22,810)	(22,810)
Balance, September 30, 2018	35,450,000	35,450	503,289	(656,382)	(117,643)
Net loss	–	–	–	(19,536)	(19,536)
Balance, December 31, 2018	35,450,000	35,450	503,289	(675,918)	(137,179)
Net loss	–	–	–	(30,439)	(30,439)
Balance, March 31, 2019	35,450,000	$35,450	$503,289	$(706,357)	$(167,618)

The accompanying notes are an integral part of these unaudited financial statements.

F-15

STAR ALLIANCE INTERNATIONAL CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED MARCH 31, 2020

(UNAUDITED)

	Preferred Stock		Common Stock		Additional Paid-in	Common Stock To Be	Preferred Stock To Be	Stock Subscription	Accumulated
	Shares	Amount	Shares	Amount	Capital	Issued	Issued	Receivable	Deficit	Total
Balance, June 30, 2019	–	$–	83,450,000	$83,450	$551,289	$7,000	$–	$–	$(775,454)	$(133,715)
Stock issued for services	–	–	1,500,000	1,500	1,500	80	–	–	–	3,080
Stock issued for services – related party	–	–	4,000,000	4,000	4,000	–	–	–	–	8,000
Stock issued for conversion of debt	–	–	250,000	250	–	–	–	–	–	250
Stock sold for cash	–	–	1,000,000	1,000	2,000	53,000	–	–	–	56,000
Preferred stock issued for acquisition	–	–	–	–	–	–	7,532	–	–	7,532
Net loss	–	–	–	–	–	–	–	–	(73,751)	(73,751)
Balance, September 30, 2019	–	–	90,200,000	90,200	558,789	60,080	7,532	–	(849,205)	(132,604)
Stock issued for services	–	–	140,000	140	140	(80	–	–	–	200
Stock sold for cash	–	–	3,780,000	3,780	106,220	(51,367)	–	–	–	58,633
Net loss	–	–	–	–	–	–	–		(108,180)	(108,180)
Balance, December 31, 2019	–	–	94,120,000	94,120	665,149	8,633	7,532	–	(957,385)	(181,951)
Preferred stock issued for acquisition	1,833,000	1,883	–	–	5,649	–	(7,532)	–	–	–
Stock issued for services	–	–	2,860,000	2,860	472,900	(2,000)	–	–	–	473,760
Stock issued for services – related party	–	–	4,500,000	4,500	751,500	–	–	–	–	756,000
Stock issued for debt	–	–	2,000,000	2,000	33,796	–	–	–	–	35,796
Stock issued for accrued salary	–	–	1,000,000	1,000	167,000	–	–	–	–	168,000
Stock sold for cash	–	–	1,233,334	1,234	78,666	–	–	(9,900)	–	70,000
Net loss	–	–	–	–	–	–	–	–	(1,453,533)	(1,453,533)
Balance, March 31, 2020	1,833,000	$1,883	105,713,334	$105,714	$2,174,660	$6,633	$–	$(9,900)	$(2,410,918)	$(131,928)

The accompanying notes are an integral part of these unaudited financial statements.

F-16

STAR ALLIANCE INTERNATIONAL CORP.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended March 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,635,464)	$(72,785)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	477,040	–
Common stock issued for services – related party	764,000	–
Loss on conversion of accrued salary	118,000	–
Changes in assets and liabilities:
Accounts payable	7,357	30,502
Accrued expenses	3,800	4,983
Accrued compensation	145,200	–
Net cash used in operating activities	(120,067)	(37,300)

CASH FLOWS FROM INVESTING ACTIVITIES:	–	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of borrowings from related party	38,100	61,041
Repayments to a related party	(36,108)	(23,816)
Proceeds from the sale of common stock	184,633	–
Proceeds from notes payable	55,500	–
Payment on note payable	(119,000)	–
Net cash provided by financing activities	123,125	37,225

Net increase (decrease) in cash	3,058	(75)
Cash at the beginning of period	471	300
Cash at the end of period	$3,529	$225

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$–	$–
Income taxes paid	$–	$–

NON-CASH TRANSACTIONS
Accrued salary converted to common stock	$50,000	$–
Principal and interest converted to common stock	$35,796	$–
Operating expenses paid directly by related party	$–	$13,600
Note issued to settle unpaid legal fees	$–	$20,000

The accompanying notes are an integral part of these unaudited financial statements.

F-17

Star Alliance International Corp.

Notes to Financial Statements

March 31, 2020

(Unaudited)

NOTE 1 – NATURE OF BUSINESS

Star Alliance International Corp. (“the Company”, “we”, “us”) was originally incorporated with the name Asteriko Corp. in the State of Nevada on April 17, 2014 under the laws of the State of Nevada, for the purpose of acquiring and developing gold mines as well as certain other mining properties worldwide.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's latest Annual Report on Form 10-K filed with the SEC. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the interim periods presented have been reflected herein. The results of operations for such interim periods are not necessarily indicative of operations for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal year, as reported in the Form 10-K for the fiscal year ended June 30, 2019, have been omitted.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of liabilities, and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting periods. Management makes these estimates using the best information available at the time; however, actual results could differ materially from those estimates.

NOTE 3 – GOING CONCERN

The accompanying unaudited financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As shown in the accompanying unaudited financial statements, the Company has an accumulated deficit of $2,395,418 and negative working capital of $623,960 as of March 31, 2020. For the nine months ended March 31, 2020 the Company had a net loss of $1,619,964 (includes $1,241,040 of non-cash stock compensation expense and a $118,000 loss on conversion of accrued salary), with $120,067 of cash used in operating activities. Due to these conditions, it raises substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern.

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NOTE 4 – RELATED PARTY TRANSACTIONS

In June 2018, Richard Carey, the Company’s Chairman, advanced the Company $300 to open a bank account. During the year ended June 30, 2019, Mr. Carey advanced the Company an additional $72,085, of which $34,005 was repaid. On June 12, 2019, Mr. Carey converted $48,000 of the amount due to him into 48,000,000 shares of common stock. The stock was fair valued at $0.002 per share by an independent valuation firm resulting in a loss on conversion of $48,000.

As of March 31, 2020 and June 30, 2019, the balance due to Mr. Carey is $45 and $3,980, respectively. The advances are unsecured, non-interest bearing and due on demand.

As of March 31, 2020, the Company owes Anthony Anish, a board member, $5,676 for expense reimbursement.

On August 1, 2019, employment agreements for Richard Carey, John Baird and Anthony Anish were signed providing for annual salaries of $120,000 per annum for Richard Carey and $60,000 for John Baird and Anthony Anish. As of March 31, 2020, the Company has accrued compensation due to Mr. Carey of $25,200, Mr. Baird of $40,000 and Mr. Anish of $30,000.

Mr. Carey is using his personal office space at no cost to the Company.

During the nine months ended March 31, 2020, the Company granted 4,000,000 shares of common stock to an officer and two directors for services rendered. The shares were valued at $0.002 per share for total non-cash expense of $8,000.

During the nine months ended March 31, 2020, the Company granted 2,500,000 shares of common stock to directors for services rendered. The shares were valued at $0.168 per share for total non-cash expense of $420,000.

During the nine months ended March 31, 2020, the CEO converted $50,000 of accrued compensation into 1,000,000 shares of common stock. The shares were valued at $0.168. The Company recognized a $118,000 loss on the conversion.

During the nine months ended March 31, 2020, the Company granted 2,000,000 shares of common stock to the brother of the CFO for services rendered. The shares were valued at $0.168 per share for total non-cash expense of $336,000.

NOTE 5 – NOTES PAYABLE

As of March 31, 2020 and June 30, 2019, the Company owed Kok Chee Lee, the former CEO and Director of the Company, $42,651 and $42,651, respectively for operating expenses he paid on behalf of the Company during the year ended June 30, 2018. The borrowing is unsecured, non-interest-bearing and due on demand.

On June 1, 2018, the Company executed a promissory note in the amount of $32,000 with the former Secretary of the Board for $30,128 of accrued expenses for services previously provided and an additional $1,872 for services rendered. The note is unsecured, bears interest at 5% per annum and matures on December 1, 2018. As of March 31, 2020 and June 30, 2019, there is $2,937 and $1,732, respectively, of accrued interest due on the note. The note is past due and in default.

On October 15, 2018, the Company executed a promissory note for $20,000, for amounts previously accrued and payable to the Company’s former attorney. The note bears interest at 8% and is due on October 15, 2019. As of March 31, 2020, and June 30, 2019, there is $16,000 and $2,254 and $20,000 and $1,131, respectively, of principal and accrued interest due on the note.

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On June 11, 2019, the company executed a promissory note with Troy for $500,000 (Note 6). The Company paid the initial $50,000 due on the note on August 13, 2019 and $35,000 as of December 31, 2019. As of March 31, 2020 there is $385,000 due on this note.

In order to pay the initial $50,000 required under the APA and the Purchase Note, the Company obtained funding under a Convertible Promissory Note in the amount of $50,000 issued to a private investor. The Convertible Promissory Note accrues interest at an annual rate of 10% and is due and payable in full in 60 days. On October 7, 2019, a new $250,000 Convertible Promissory Note with initial funding of $50,000 was issued to the same investor. The Convertible Promissory Note accrues interest at an annual rate of 10% and is due and payable in full in 60 days. The Convertible Promissory Note is convertible to shares of our common stock at a price of $0.05 per share. The investor has converted the $50,000 and $50,000 from Q1 into 2,260,000 shares of common stock.

During the nine months ended March 31, 2020, the Company received a total of $54,000 in other loans from two individuals. These loans accrue interest at 10% and are due on demand. On February 28, 2020, one of the individuals converted $35,000 and $796 of principal and interest, respectively, into 2,000,000 shares of common stock. Accrued interest on the remaining $19,000 as of March 31, 2020 is $677.

NOTE 6 – ACQUISITION

On August 13, 2019, The Company closed an Asset Purchase Agreement (the “APA”) with Troy Mining Corporation (“Troy”). Under the APA, the company acquired 78 gold mining claims consisting of approximately 4,800 acres, located east/southeast of El Portal, California, in Mariposa County, together with all of Troy’s rights to related equipment and buildings currently located on the mining claims. In exchange for the mining claims and related assets, the company agreed to issue 1,833,000 shares of a new class of preferred stock designated Series B Preferred Stock; and agreed to make total cash payments in the amount of $500,000 under a Promissory Note (the “Purchase Note”).

Under the Purchase Note, we paid $50,000 at the time of the closing, and are required to pay an additional $50,000 within sixty days of the closing, and $25,000 every other month thereafter, with the entire remaining amount due no later than March 31, 2020. In the event of default under the Purchase Note, all assets acquired under the APA will be forfeited back to Troy. We are current on all the terms of the agreement.

On October 9, 2019, a contract extension was agreed between Star Alliance International Corp. and Troy Mining Corporation. The agreement gives the Company 150 days to file an S-1 registration statement and obtain approval for the shares that are to be issued to the Troy shareholders to become free trading.

As of March 31, 2020, the Company has paid $115,000 on the note. The balance as of March 31, 2020, is $385,000.

NOTE 7 – PREFERRED STOCK

Of the 25,000,000 shares of the Company's authorized Preferred Stock, $0.001 par value per share, 1,900,000 are designated as Series B Preferred Stock. Only one person or entity, is entitled to be designated as the owner of all of the Series B Preferred Stock (the “Holder”), in whose name the initial certificates representing the Series B Preferred Stock shall be issued. Any transfer of the Series B Preferred Stock to a different Holder must be approved in advance by the Corporation; provided, however, the Holder shall have the right to transfer the Series B Preferred Stock, or any portion thereof, to any affiliate of Holder or nominee of Holder, without the approval of the Corporation. Each share of Preferred Stock shall have one vote per share. Holder is not entitled to dividends or distributions and each share of Series B Preferred Stock shall be convertible at the rate of two Common Shares for each one B Preferred stock.

In conjunction with the APA with Troy, the company issued 1,833,000 shares of Series B Preferred Stock, the shares were valued at $0.002 or $7,532 as if they had been converted into 3,666,000 shares of common stock.

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On October 9, 2019, the parties have agreed to extend the date for filing the registration statement relating to the preferred shares of the Company to be issued to the Troy shareholders and that would in turn extend the date that the shares would become free trading. This extension will be for 150 days for filing the registration statement and obtaining approval for the shares to become free trading. All the remaining terms included in the contract will remain the same.

NOTE 8 – COMMON STOCK

During the nine months ended March 31, 2020, the Company granted 1,640,000 shares of common stock for services. The shares were valued at $0.002 per share for total non-cash expense of $3,280.

During the nine months ended March 31, 2020, the Company granted 2,860,000 shares of common stock for services. The shares were valued at $0.168 per share for total non-cash expense of $473,760.

During the nine months ended March 31, 2020, the Company sold 3,695,994 shares of common stock for total cash proceeds of $184,633. In addition, the Company issued 1,000,000 shares of common stock that had been purchased in the prior period. Refer to Note 5 for additional shares issued under a convertible promissory note.

During the nine months ended March 31, 2020, the Company issued 2,250,000 shares of common stock in conversion of a $35,250 and $769 of principal and interest, respectively.

Refer to Note 4 for stock issuances to related parties.

NOTE 9 – SUBSEQUENT EVENT

Subsequent to March 31, 2020, the Company granted 1,100,000 shares of common stock for services to the Company.

In July, 2020, the Company received $77,500 in convertible loans from private investors that are convertible to common stock of the Company at $0.10 per share.

In July 2020, the Company negotiated an extension for the final payment due for the purchase of the mine. This extension is until September 15, 2020. The Company plans to pay off any balance due on or before that date.

Since the year end the note due to the Company’s former attorney has been purchased and the new holder has agreed to convert that note into common stock of the Company at twenty cents per share.

F-21

Dealer Prospectus Delivery Obligation

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration*	$5,500
Legal Fees and Expenses	15,000
Accounting Fees*	5,000
Miscellaneous*	200
Total	$27,500

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Our bylaws contain provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Title 7 of the WRS. Section 7 of the Company’s Articles of Incorporation and Article IX of our bylaws provides for the Company’s ability to indemnify its officers, directors, employees and agents, subject to the limitations provided in WRS, for expenses actually and reasonably incurred. No indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for gross negligence or misconduct in the performance of his duties.

The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer, director or employee may be entitled apart from the provisions of this section.

The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case in which there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

Item 15. Recent Sales of Unregistered Securities

In order to pay the initial $50,000 required under the APA and the Purchase Note, the Company obtained funding under a Convertible Promissory Note in the amount of $50,000 issued to a private investor. The Convertible Promissory Note accrues interest at an annual rate of 10% and is due and payable in full in 60 days. The Convertible Promissory Note is convertible to shares of our common stock at a price of $0.05 per share.

On October 7, 2019, a new $250,000 Convertible Promissory Note with initial funding of $50,000 was issued to a private investor. The Convertible Promissory Note accrues interest at an annual rate of 10% and is due and payable in full in 60 days. The Convertible Promissory Note is convertible to shares of our common stock at a price of $0.05 per share.

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Item 16. Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation (1)
3.2	Bylaws(1)
3.3	Certificate of Correction of Articles
10.7	Subscription Agreement.
23.1	Consent Opinion of MaloneBailey, LLP
23.2	Consent Opinion of AJ Robbins CPA, LLC
23.3	Consent Opinion of the Law offices of Michael H Hoffman, PA
99.2	Employment Agreement Richard Carey
99.4	Employment Agreement Anthony Anish

 _____________

(1) Incorporated by reference to Registration Statement on Form S-1 filed July 20, 2014

Item 17. Undertakings

The undersigned hereby undertakes:

(1)            to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any additional or changed material information on the plan of distribution.

(2)            that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)            to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

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(4)            that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)            Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Westlake Village, California on August 14, 2020.

Star Alliance International Corp.

Date:	August 14, 2020	By: /s/ Richard Carey

Richard Carey
Chief Executive Officer

Date:	August 14, 2020	By: /s/ Richard Carey

Richard Carey
Chief Accounting Officer (Interim)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on August 2020.

Date:	August 14, 2020	By: /s/ Richard Carey

Richard Carey
Chief Executive Officer

Date:	August 14, 2020	By: /s/ Richard Carey

Richard Carey
Chief Accounting Officer (Interim)

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